                                                               Exhibit 4.2.3

                                                            [Manufactured Homes]



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                 ____________________________________________

                     ASSET BACKED SECURITIES CORPORATION,

                                   DEPOSITOR


                          [NAME OF MASTER SERVICER],

                                MASTER SERVICER


                                      and


                              [NAME OF TRUSTEE],

                                    TRUSTEE

                               _________________

                         STANDARD TERMS AND PROVISIONS

                                      OF

                        POOLING AND SERVICING AGREEMENT

                          Dated as of ______ __, 199_

                               _________________

              CONDUIT MANUFACTURED HOUSING CONTRACT PASS-THROUGH
                                 CERTIFICATES


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                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE I.     DEFINITIONS................................................    6

ARTICLE II.    CONVEYANCE OF CONTRACTS; REPRESENTATIONS AND WARRANTIES....   21
     SECTION 2.01.  Conveyance of Contracts...............................   21
     SECTION 2.02.  Acceptance by Trustee.................................   24
     SECTION 2.03.  Representations, Warranties and Covenants of
                    the Master Servicer...................................   26
     SECTION 2.05.  Representations and Warranties of the [Depositor]
                    Regarding the Contracts in the Aggregate..............   33
     SECTION 2.06.  Representations and Warranties of the [Depositor]
                    Regarding the Contract Files..........................   34
     SECTION 2.07.  Repurchases of Contracts for Breach of
                    Representations and Warranties [by the Depositor].....   34
     SECTION 2.09.  Assignment of Rights under Warranty and Servicing
                    Agreements............................................   38

ARTICLE III.   ADMINISTRATION AND SERVICING OF CONTRACTS..................   38
     SECTION 3.01.  Master Servicer to Act as Servicer....................   38
     SECTION 3.02.  Enforcement of the Obligations of
                    Servicers.............................................   40
     SECTION 3.03.  Successor Services....................................   41
     SECTION 3.04.  Termination of the Rights of Servicers................   41
     SECTION 3.05.  Liability of the Master Servicer......................   42
     SECTION 3.06.  Rights of the Depositor and the Trustee In
                    Respect of the Master Servicer........................   42
     SECTION 3.07.  Trustee to Act as Servicer............................   43
     SECTION 3.08.  Collection of Contract Payments;
                    Certificate Account...................................   43
     SECTION 3.09.  Servicing Accounts....................................   46
     SECTION 3.10.  Collection of Taxes Assessments and Similar Items;
                    Escrow Accounts.......................................   47
     SECTION 3.11.  Access to Certain Documentation and Information
                    Regarding the Contracts...............................   48
     SECTION 3.12.  Permitted Withdrawals from the Certificate
                    Account...............................................   48

     SECTION 3.13.  Maintenance of the Pool Insurance Policy and Primary
                    Credit Insurance Policies; Collection Thereunder......   50
     SECTION 3.14.  Maintenance of Hazard Insurance, the Special Hazard
                    Insurance Policy and Other Insurance..................   52
     SECTION 3.15.  Enforcement of Due-On-Sale Clauses; Assumption
                    Agreements............................................   54
     SECTION 3.16.  Realization Upon Defaulted Contracts..................   56
     SECTION 3.17.  Trustee to Cooperate; Release of Contract Files.......   57
     SECTION 3.18.  Documents, Records and Funds in Possession of Master
                    Servicer to be Held for the Depositor and the Trustee.   59
     SECTION 3.19.  Servicing Compensation; Retained Yield................   59
     SECTION 3.20.  Reports to the Trustee and the Depositor; Certificate
                    Account Statements....................................   60
     SECTION 3.21.  Annual Statement as to Compliance.....................   60
     SECTION 3.22.  Annual Independent Public Accountant's Servicing
                    Report................................................   61
     SECTION 3.23.  Letters of Credit.....................................   61
     SECTION 3.24.  Reserve Fund..........................................   62
     SECTION 3.25.  Administration of Buydown Funds.......................   63

ARTICLE IV.    ADVANCES BY THE MASTER SERVICER; PERFORMANCE BOND..........   64
     SECTION 4.01.  Monthly Advance.......................................   64
     SECTION 4.02.  Advances for Attorneys' Fees..........................   65
     SECTION 4.03.  Advances for Amounts Collected by Servicer but Not
                    Remitted..............................................   65
     SECTION 4.04.  Nonrecoverable Advances...............................   65
     SECTION 4.05.  Advances for Additional Interest in Connection with
                    Principal Payments....................................   66
     SECTION 4.06.  Performance Bond......................................   66

ARTICLE V.     THE CERTIFICATES...........................................   68
     SECTION 5.01.  The Certificates......................................   68
     SECTION 5.02.  Registration of Transfer and Exchange of
                    Certificates..........................................   69
     SECTION 5.03.  Mutilated Destroyed, Lost or Stolen Certificates......   70
     SECTION 5.04.  Persons Deemed Owners.................................   70

     SECTION 5.05.  Access to List of Certificateholders' Names and
                    Addresses.............................................   70
     SECTION 5.06.  Maintenance of Office or Agency.......................   71

ARTICLE VI.    THE DEPOSITOR AND THE MASTER SERVICER......................   71
     SECTION 6.01.  Respective Liabilities of the Depositor and the Master
                    Servicer..............................................   71
     SECTION 6.02.  Merger or Consolidation of the Depositor and the
                    Master Servicer.......................................   71
     SECTION 6.03.  Limitation on Liability of the Depositor, the Master
                    Servicer and Others...................................   72
     SECTION 6.04.  Master Servicer Not to Resign.........................   73
     SECTION 6.05.  Errors and Omissions Insurance; Fidelity Bonds........   74

ARTICLE VII.   DEFAULT....................................................   74
     SECTION 7.01.  Events of Default.....................................   74
     SECTION 7.02.  Trustee to Act; Appointment of Successor..............   76
     SECTION 7.03.  Notification to Certificateholders....................   77

ARTICLE VIII.  CONCERNING THE TRUSTEE.....................................   77
     SECTION 8.01.  Duties of Trustee.....................................   77
     SECTION 8.02.  Certain Matters Affecting the Trustee.................   78
     SECTION 8.03.  Trustee Not Liable for Contracts......................   79
     SECTION 8.04.  Trustee May Own Certificates..........................   79
     SECTION 8.05.  Master Servicer to Pay Trustee's Fees and
                    Expenses..............................................   79
     SECTION 8.06.  Eligibility Requirements for Trustee..................   80
     SECTION 8.07.  Resignation and Removal of the Trustee................   80
     SECTION 8.08.  Successor Trustee.....................................   81
     SECTION 8.09.  Merger or Consolidation of Trustee....................   81
     SECTION 8.10.  Appointment of Authenticating Agent...................   82
     SECTION 8.11.  Appointment of Co-Trustee or Separate Trustee.........   83
     SECTION 8.12.  Tax Returns...........................................   85
     SECTION 8.13.  Appointment of Custodians.............................   85

ARTICLE IX.    TERMINATION................................................   86
     SECTION 9.01.  Termination upon Repurchase of Contracts..............   86
     SECTION 9.02.  Final Distribution on the Certificates................   86

ARTICLE X.     MISCELLANEOUS PROVISIONS...................................   87
     SECTION 10.01. Amendment.............................................   87
     SECTION 10.02. Recordation of Agreement; Counterparts................   87
     SECTION 10.03. Governing Law.........................................   88
     SECTION 10.04. Intention of Parties..................................   88
     SECTION 10.05. Notices...............................................   88
     SECTION 10.06. Severability of Provisions............................   88
     SECTION 10.07. Assignment............................................   89
     SECTION 10.08. Limitation on Rights of Certificateholders............   89
     SECTION 10.09. Inspection and Audit Rights...........................   90
     SECTION 10.10. Certificates Nonassessable and Fully Paid.............   90

THESE STANDARD TERMS AND PROVISIONS OF POOLING AND SERVICING AGREEMENT, are dated as of ________ __, 199 , among ASSET BACKED SECURITIES CORPORATION, as
depositor (the "Depositor"), [            ], as master servicer (the "Master
Servicer") and [                        ], as trustee (the "Trustee") and are
incorporated by reference in the Reference Agreement (as hereinafter defined), to the extent set forth therein. Upon execution of the Reference Agreement, this document, as amended and supplemented by the Reference Agreement, represents the agreement of the parties with respect to the sale and servicing of the Contracts to the Trust named in such Reference Agreement.

          In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer and the Trustee agree, in addition to the matters set forth in the Reference Agreement, as follows:


                                  ARTICLE I.

                                  DEFINITIONS

          Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          Administrative Fee:  With respect to any Contract, the percentage rate
          ------------------
per annum of the Principal Balance of each Contract that is payable to the Depositor out of each payment on account of interest of such Contract, exclusive of any Retained Yield, Servicing Fee and servicing compensation payable to the Servicer of such Contract. The Administrative Fee is reserved for the administration of the Trust Fund, and may be fixed or variable, as specified in the Reference Agreement.

          Agreement:  This Standard Terms and Provisions of Pooling and
          ---------
Servicing, together with the Reference Agreement with respect to a Series, and all amendments or supplements hereto or thereto.

          Alternative Credit Support:  Any method of credit support, other than
          --------------------------
the methods of Credit Support specified herein and other than Subordinated Certificates, as provided for in the applicable Reference Agreement.

          [Appraised Value:  In the case of a Manufactured Home that is new and
           ---------------
was purchased by the Obligor 18 months or less after the date of manufacture of such Financed Property, the Appraised Value shall be the purchase price of the Financed Property to the Obligor plus sales tax, if any. In the case of (a) a previously occupied Financed Property or (b) a Financed Property that is new but was purchased by the Obligor more than 18 months after the date of manufacture of such Financed property, the Appraised Value shall be (i) if the Financed Property is not located on a retailer's premises, the lesser of (a) the purchase price paid by the Obligor, plus sales tax, if any, or (b) the on-site value of the Financed Property as determined by an independent appraiser certified by NADA and approved by the [Master Servicer], plus an amount equal to the amount of sales tax, if any, which would be payable on such on-site value, or (ii) if the Financed Property is part of a retailer's inventory, the lesser of (a) the purchase price paid by the Obligor plus sales tax, if any, or (b) book value (including specific value additions) published by NADA for the unit, plus filing and recording fees and an amount equal to the amount of sales tax, if any, which would be payable on such book value.]

          APR:  The annual percentage rate of interest borne by a Contract,
          ---
which may be fixed or variable, as specified in the related Reference Agreement.

          Authenticating Agent:  The Authenticating Agent appointed pursuant to
          --------------------
Section 8.10 hereof and identified in the Reference Agreement, which is authorized by the Trustee to act on behalf of the Trustee to authenticate the Certificates. The Authenticating Agent may be the Depositor or any Person directly or indirectly controlling or controlled by or under common control with the Depositor.

          Business Day:  Any day other than (i) a Saturday or a Sunday, or (ii)
          ------------
a day on which banking institutions in [        ], New York or [        ] are
authorized or obligated by law or executive order to be closed.

          [Buydown Funds:  Any amount contributed by the seller of a
           -------------
Manufactured Home, the Depositor, or another source in order to enable the Obligor to reduce the payments required to be made by the Obligor from the Obligor's funds in the early years of a Contract.]

          [Buydown Contract:  Any Contract as to which a specified amount of
           ----------------
interest is paid out of related Buydown Funds in accordance with a buydown agreement.]

          Certificate:  Any one of the certificates executed by the Depositor
          -----------
and authenticated by or on behalf of the Trustee in substantially the form or forms attached as Exhibits to the Reference Agreement. The Certificates may be issued in such Classes or Subclasses and with such characteristics as are specified in the applicable Reference Agreement.

          Certificate Account:  The non-interest-bearing deposit account or
          -------------------
accounts created and maintained by the Master Servicer pursuant to Section 3.08, in the name of the Trustee for the benefit of Certificateholders for deposit of payments and collections in respect of the Contracts pursuant to Section 3.08 hereof, which account or accounts must be an Eligible Account or Accounts.

          Certificate Register and Certificate Registrar:  Respectively, the
          ----------------------------------------------
register maintained pursuant to Section 5.02 hereof and the registrar appointed and identified in the Reference Agreement.

          Certificateholder or Holder:  The person in whose name a Certificate
          -----------------    ------
is registered in the Certificate Register, except that, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Master Servicer or any affiliate thereof shall be deemed not to be outstanding and the interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such consent has been obtained.

          Class:  With respect to a Series of Certificates, all of the
          -----
Certificates of such Series designated in the applicable Reference Agreement as a class.

          Code:  The Internal Revenue Code of 1986, including any successor or
          ----
amendatory provisions.

          Contract File:  The documents listed in Section 2.01 hereof pertaining
          -------------
to a particular Contract and any additional documents required to be added to the Contract File pursuant to this Agreement.

          [Contract Schedule:  The list of Contracts transferred to the Trustee
           -----------------
as part of the Trust Fund for the Certificates and from time to time subject to this Agreement, as from time to time amended by the Trustee (or by a Custodian as the duly appointed agent of the Trustee) to reflect the addition of Replacement Contracts and the deletion of Contracts pursuant to the provisions of this Agreement and the Reference Agreement), attached to the Reference Agreement. Such schedule will set forth the following information with respect to each Contract:

               (i)    the loan number;

              (ii)    the street address of the Manufactured Home;

             (iii)    the APR;

              (iv)    the original term;

               (v)    the original Principal Balance;

              (vi)    the first payment date;

             (vii)    the current monthly payment in effect as of the Cut-off
     Date;

            (viii)    the Principal Balance as of the Cut-off Date;

              (ix)    the Loan-to-Value Ratio at origination; and

               (x)    the Retained Yield.]

Such schedule shall also set forth the total of the amounts described under
(viii) above for all of the Contracts, together with the aggregate principal balance as of the Cut-off Date of the Buy-Down Contracts, and any additional information required by the Reference Agreement. Such schedule may be in the form of more than one list collectively setting forth all of the information required.

          Contracts.  either a conditional sales contract or installment loan
          ---------
agreement secured by a first lien on a single-family (one- to four-family) residential manufactured home transferred and assigned to the Trustee pursuant to the provisions hereof and of the Reference Agreement as from time to time are held as part of the Trust Fund; the Contracts so held being identified in the Contract Schedule attached as a Schedule to the Reference Agreement.

          Corporate Trust Office:  The principal office of the Trustee in the
          ----------------------
[                       ] at which at any particular time its corporate business
shall be administered, which office at the date of the execution of this Agreement is located at ____________.

          Credit Support:  The Pool Insurance Policy, Primary Credit Insurance
          --------------
Policy, Special Hazard Insurance Policy, Letters of Credit, the Reserve Fund or the Alternative Credit Support specified in the Reference Agreement.

          Custodial Account:  If so specified in the Reference Agreement with
          -----------------
respect to a Series, the non-interest-bearing deposit account or accounts created and maintained by the Master Servicer pursuant to Section 3.08 in lieu of the Certificate Account in the name of the Trustee for the benefit of the Certificateholders, which account or account must be an Eligible Account or Accounts. Amounts in such Custodial Account will be remitted, net of amounts withdrawn pursuant to Section 3.12, to a Certificate Account maintained by the Trustee pursuant to such Reference Agreement.

          Custodial Agreement:  The Custodial Agreement, if any, from time to
          -------------------
time in effect, among the Master Servicer, the Trustee and the Custodian named therein (if the Trustee is not the Custodian) in substantially the form set forth as an Exhibit to the Reference Agreement.

          Custodian:  The Custodian or Custodians identified in the Reference
          ---------
Agreement and named pursuant to one or more Custodial Agreements as may from time to time be in effect, or its successor in interest. The Custodian may be the Trustee or any person directly or indirectly controlling or controlled by or under common control with the Trustee, or an independent entity.

          Cut-off-Date:  The first day of the month of the initial issuance of a
          ------------
Series of Certificates, as specified in the related Reference Agreement.

          Deleted Contract:  With respect to a Series of Certificates, a
          ----------------
Contract replaced or to be replaced by a Replacement Contract.

          Delivery Date:  The date of settlement of the sale of the Certificates
          -------------
to the original purchasers thereof, as specified in the Reference Agreement with respect to a Series of Certificates.

          Depositor:  Asset Backed Securities Corporation, a Delaware
          ---------
corporation, or its successor in interest.

          Determination Date:  Unless otherwise specified in the related
          ------------------
Reference Agreement, the 20th day (or if such 20th day is not a Business Day, the Business Day immediately preceding such 20th day) of the month of the related Distribution Date.

          Distribution Date:  Unless otherwise specified in the related
          -----------------
Reference Agreement, the 25th day of each calendar month after the initial issuance of the Series of Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day.

          Due Date:  Unless otherwise specified in the Reference Agreement, the
          --------
first day of the month in which the related Distribution Date occurs.

          Eligible Account:  An account (i) that is maintained with a depository
          ----------------
institution or trust company incorporated under the laws of the United States or of any state thereof and the amounts deposited therein shall be held in the form of Eligible Investments or (ii) meeting the requirements established for a Servicing Account.

          Eligible Investments:  Unless otherwise specified in the Reference
          --------------------
Agreement with respect to a Series, at any time, any one or more of the following obligations, instruments and securities:

        (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

               (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving one of the two highest ratings of the Rating Agency, or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agency;

               (iii) commercial or finance company paper which is then rated in the highest commercial or finance company paper rating categories of the Rating Agency, or such lower category as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agency;

               (iv) certificates of deposit, demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long term debt obligations of such holding company) are then rated in the highest rating categories of each of the Rating Agencies, in the case of commercial paper, or in the second highest category in the case of long term debt obligations, or such lower categories as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by the Rating Agency;

               (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings and loan association and fully insured by the FDIC or the FSLIC;

               (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to the Rating Agency at the time of the issuance or investing in such guaranteed reinvestment agreements;

               (vii) repurchase obligations with respect to any security described in (i) and (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in
(iv) above;

               (viii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment or contractual commitment providing for such investment are then rated in one of the two highest categories of the Rating Agency, or in such lower rating category as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agency; and

               (ix) such other investments acceptable to the Rating Agency with respect to manufactured housing pass-through certificates rated by the Rating Agency in the same rating category as the Certificates of the related Series.

          Event of Default:  As defined in Section 7.01 hereof.
          ----------------

          FDIC:  The Federal Deposit Insurance Corporation, or any successor
          ----
thereto.

          FHA:  The Federal Housing Administration, or any successor thereto.
          ---

          FHLMC:  The Federal Home Loan Mortgage Corporation, or any successor
          -----
thereto.

          FNMA:  The Federal National Mortgage Association, a federally
          ----
chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

          FSLIC:  The Federal Savings and Loan Insurance Corporation, or any
          -----
successor thereto.

          Guarantee Amount:  The amount of the Limited Guarantee as specified in
          ----------------
the related Reference Agreement.

          Insurance Policy:  With respect to any Contract included in the Trust
          ----------------
Fund for a Series, any Primary Credit Insurance Policy, any Pool Insurance Policy or Special Hazard Insurance Policy, including all riders and endorsements thereto, as specified in the Reference Agreement with respect to such Series.

          Insurance Proceeds:  Amounts paid pursuant to any Primary Credit
          ------------------
Insurance Policy or the Pool Insurance Policy, with respect to a Series and amounts paid pursuant to such Series, when the related property has not been restored, and amounts paid by any insurer pursuant to any other insurance policy covering a Contract.

          Insured Expenses:  Expenses covered by the Pool Insurance Policy, any
          ----------------
Primary Credit Insurance Policy or the Special Hazard Insurance Policy, any replacement insurance policy or policies for any of the foregoing insurance policies for any of the foregoing insurance policies, or any other insurance policy with respect to the Contract.

          L/C Bank:  The issuer, if any, of the Letter of Credit with respect to
          --------
a Series of Certificates, as specified in the related Reference Agreement.

          Letter of Credit:  If so specified in the Reference Agreement with
          ----------------
respect to a Series of Certificates, the irrevocable stand-by letter of credit issued by the L/C Bank in favor of the Trustee for the benefit of the Certificateholders, terms of which, to the extent not specified herein, shall be as specified in such Letter of Credit and in the Reference Agreement with respect to such Series.

          Limited Guarantee:  The limited guarantee issued by the Limited
          -----------------
Guarantor as described in the related Reference Agreement in favor of the Trustee for the benefit of Certificateholders of a Series pursuant to the related Reference Agreement.

          Limited Guarantee Fee:  The fee specified in the related Reference
          ---------------------
Agreement payable to the Limited Guarantor.

          Limited Guarantor:  The issuer of the Limited Guarantee as specified
          -----------------
in the related Reference Agreement.

          Liquidating Contract:  A Contract (including a contract formerly held
          --------------------
in the Trust Fund which has been assigned to the L/C Bank in considerations of payments under the Letter of Credit) as to which, as of the close of business on the Business Day next preceding the Due Date, the outstanding principal balance has been accelerated (and as to which any applicable rights of any Person having and interest in the Manufactured Home to reinstate the Contract shall have expired) and, with respect to which, for satisfaction of such accelerated balance, the holder thereof has a claim to liquidated proceeds of the security for such Contract, including (without limitation) (a) from Repossession or other realization as provided by applicable law, (b) from claims under related private credit insurance or hazard insurance, and/or (c) from claims against any public or governmental authority on account of a taking or condemnation of any such property.

          Liquidation Expenses:  Expenses incurred by the Master Servicer (or
          --------------------
the related Servicer) in connection with the liquidation of any defaulted Contract and not recovered by the Master Servicer (or the related Servicer) under the Pool Insurance Policy, if any, with respect to a Series or any Primary Credit Insurance Policy for reasons other than the Master Servicer's failure to comply with Section 3.13 hereof, or under any Alternative Credit Support, or with respect to a Series of Certificates as to which credit support is provided by a Letter of Credit, expenses incurred by the L/C Bank, such expenses including, without limitation, legal fees and expenses, any unreimbursed amount expended by the Master Servicer pursuant to Section 3.14 hereof respecting the related Contract and any related and unreimbursed expenditures for Taxes, for rental payments due for the site on which the Manufactured Home is located or for property restoration or preservation to the extent not previously reimbursed under any (hazard) insurance policy or under the Special Hazard Insurance Policy, if any, with respect to a Series, for reasons other than the Master Servicer's failure to comply with Section 3.14 hereof.

          Liquidation Proceeds:  Amounts (other than Insurance Proceeds,
          --------------------
payments under the Letter of Credit or the proceeds of any Alternative Credit Support) received in connection with the liquidation of defaulted Contracts, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Manufactured Home.

          Loan-to-Value Ratio:  As of any date, the fraction, expressed as a
          -------------------
percentage, the numerator of which is the current principal balance of the related Contract at the date of determination and the denominator of which is the Appraised Value of the related Manufactured Home.

          Manufactured Home:  The unit of manufactured housing, together with
          -----------------
all accessions thereto, securing the indebtedness of the Obligor under the related Contract.

          Master Servicer:
          ---------------

[                             ], a [       ] corporation, or its successor in
interest, or any successor master servicer appointed as herein provided.

          Monthly Advance:  The aggregate of (i) the advances made by the Master
          ---------------
Servicer on any Distribution Date pursuant to Section 4.01 or 4.03 hereof, the amount of any such advances being equal to the aggregate of payments of principal and interest on the Contracts [(in the case of Buydown Contracts, exclusive of any such payments required by such Buydown Contract to be made out of Buydown Funds)] that were due on the Due Date and delinquent as of the close of business on the Business Day next preceding the related Distribution Date and as to which the related Servicer, if any, has made no advance, after adjustment or any delinquent interest payment to interest at the Pass-Through Rate [(after giving effect to the application of any Buydown Funds)], less the aggregate amount of any such delinquent payments that the Master Servicer has determined would constitute a Nonrecoverable Advance if made and (ii) any advances made by the Master Servicer on any Distribution Date pursuant to Section 4.05.

          NADA:  National Automobile Dealers Association.
          ----

          Nonrecoverable Advance:  Any portion of the Monthly Advance previously
          ----------------------
made or proposed to be made by the Master Servicer (other than that portion of a Monthly Advance made pursuant to Section 4.05 hereof) that, in the good faith judgment of the Master Servicer, will not or, in the case of a current delinquency, would not be, ultimately recoverable by the Master Servicer from Insurance Proceeds, Liquidation Proceeds, payments under a Letter of Credit, amounts in the Reserve Fund, or from proceeds of any Alternative Credit Support, or otherwise. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Trustee and the Depositor, setting forth the reasons for such determination as specified in Section 4.04 hereof.

          Nonsubserviced Contract:  Any Contract that is not subject to a
          -----------------------
Servicing Agreement on the date of issuance of a Series of Certificates or thereafter.

          Obligor:  The person or persons obligated to make payments required by
          -------
the Contract.

          Officers' Certificate:  A certificate signed by the Chairman of the
          ---------------------
Board, the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

          Opinion of Counsel:  A written opinion of counsel, who  may be counsel
          ------------------
for the Depositor or the Master Servicer, acceptable to the Trustee.

          Pass-Through Rate:  As to each Contract, the annual rate of interest,
          -----------------
which may be fixed or variable, as specified in the related Reference Agreement, to be distributed to the Certificateholders in the manner specified in such Reference Agreement. Any regular monthly remittance or accrual of interest shall be based upon annual interest at such rate on the Principal Balance of such Contract divided by twelve.

          Paying Agent:  The Paying Agent identified in the Reference Agreement
          ------------
with respect to a Series, authorized to make distributions on behalf of the Trustee.

          Performance Bond:  With respect to a Series of Certificates, the bond,
          ----------------
guaranty or similar form of insurance coverage obtained by the Master Servicer pursuant to Section 4.06 hereof providing a guaranty of the performance of the Master Servicer's obligations under this Agreement.

          Person:  Any individual, corporation, partnership, joint venture,
          ------
association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

          Pool Insurance Policy:  If so specified in the Reference Agreement
          ---------------------
with respect to a Series of Certificates for which credit support is provided by a Pool Insurance Policy, the policy of contract pool guaranty insurance obtained pursuant to Section 3.13 [, a form of which is attached as an Exhibit to such Reference Agreement,] or any replacement insurance policy obtained pursuant to
Section 3.13 hereof.

          Pool Insurer:  With respect to a Series of Certificates for which
          ------------
credit support is provided by a Pool Insurance Policy, the insurer specified in the Reference Agreement with respect to a Series, or any successor thereto or the named insurer in any replacement policy obtained pursuant to Section 3.13 hereof.

          Primary Credit Insurance Policy:  Each primary policy of credit
          -------------------------------
insurance with respect to a Contract, or any replacement policy therefor [covering losses up to ___% of the outstanding Principal Balance of the related Contract existing from time-to-time and having such terms and conditions as are customary in the manufactured housing finance industry].

          Principal Balance:  As of the time of any determination, the principal
          -----------------
balance of a Contract remaining to be paid by the Obligor [or from any Buydown Funds], after deduction of all payments due on or before the Cut-off Date, reduced by all amounts distributed or advanced to the Certificateholders or, if so specified in the related Reference Agreement, remitted or advanced to the Trustee and reported as allocable to principal.

          Principal Prepayment:  Any Obligor payment or other recovery of
          --------------------
principal on a Contract that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any dates in any month or months subsequent to the month of prepayment.

          Purchase Price:  Unless otherwise specified in the Reference
          --------------
Agreement, with respect to any Contract required to be purchased pursuant to the applicable provisions of this Agreement, an amount equal to the sum of (i) the lesser of (a) 100% of the Principal Balance of such Contract and (b) in the event that the Depositor elects to treat the Trust Fund with respect to the related Series of Certificates as one or more REMICs under the Code and payment of such amount results in a prohibited transaction tax, the adjusted basis (as defined in the Code) of the Trust Fund in such Contract as of the date of purchase, plus (ii) one month's interest on such Principal Balance at the Pass-Through Rate (so long as advances on account of interest have been made on account of such Contract, otherwise, accrued and unpaid interest on the Contract at the Pass-Through Rate to the first day of the month following repurchase), plus (iii) if such purchase is being made by a Servicer and advances on account of interest have been made on account of such Contract, the sum of all advances made with respect to such Contract by the Master Servicer for which the Master Servicer has not been reimbursed.

          Purchase Year:  With respect to a Series of Certificates to which the
          -------------
provisions of Section 2.03(b) are applicable, as specified in the Reference Agreement with respect to such Series, the fiscal year ending on the date specified in the Reference Agreement commencing with the year next succeeding the year of the initial issuance of such Certificates.

          Qualified Insurer:  A credit insurance company duly qualified as such
          -----------------
under the laws of the state of its principal place of business and each other state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed by the insurance regulatory authority of the state of its principal place of business and, to the extent required by applicable law, each such other state, to transact a mortgage guaranty insurance business in such state and each such other state and to write the insurance provided by the insurance policy issued by it [and approved as an insurer by FHLMC or FNMA] and whose claims-paying ability is acceptable to the Rating Agency.

          Rating Agency:  Any nationally recognized statistical rating
          -------------
organization, or any successor thereto, that rated the Certificates of a Series at the request of the Depositor at the time of their initial issuance. If such organization or successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee and Master Servicer.

          [Registrar of Titles:  The agency, department or office having the
          --------------------
responsibility for maintaining records of titles in the jurisdiction in which a particular Manufactured Home is located.]

          REMIC:  A real estate mortgage investment conduit, as defined in the
          -----
Code.

          Replacement Contract:  A Contract substituted by the Depositor or the
          --------------------
related Servicer for a Deleted Contract which must, on the date of such substitution, meet the requirements specified in the related Reference Agreement. Such substitution must take place within the time period specified in the Reference

Agreement and must satisfy the terms and conditions for substitution set forth therein.

          Repossession:  Any action taken or to be taken pursuant to the UCC or
          ------------
other applicable laws in connection with recovery on a defaulted Contract, including repossession of the related Manufactured Home with or without judicial proceedings, sale of such Manufactured Home at public or private sale, retention of such Manufactured Home in satisfaction of the Obligor's obligations under the defaulted Contract, or a levy on and sheriff's sale of the related Manufactured Home in enforcement of a judgment on the defaulted Contract or by voluntary surrender or otherwise.

          Required Insurance Policy:  With respect to any Contract, any
          -------------------------
insurance policy that is required to be maintained from time to time under this Agreement or the related Warranty and Servicing Agreement in respect of such Contract.

          Reserve Fund:  If provided for in the Reference Agreement with respect
          ------------
to a Series, the fund established and maintained pursuant to Section 3.25 hereof and such Reference Agreement.

          Responsible Officer:  When used with respect to the Trustee, the
          -------------------
Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          Retained Yield:  As set forth in the Reference Agreement, the portion
          --------------
of all interest accrued at the applicable APR (which may differ among Contracts, as specified in such Reference Agreement) or the outstanding principal balance of each Contract from time to time outstanding that is retained by the Depositor hereunder, which is payable to the Depositor out of the interest portion of all payments or collections received on or with respect to the Contract and, as the context requires, any similar amounts payable to a Servicer.

          Series:  A separate series of Certificates issued pursuant to this
          ------
Agreement, which Certificates may, as provided in the related Reference Agreement, be divided into one or more

Classes or Subclasses with the characteristics specified in such Reference Agreement.

          Servicer:  With respect to any Contract, the Master Servicer if no
          --------
person executed a Warranty and Servicing Agreement applicable to such Contract; otherwise any Person who executed a Warranty and Servicing Agreement applicable to such Contract.

          Servicer Advance:  The meaning specified in Section 3.09 hereof.
          ----------------

          Servicer Remittance Date:  The 18th day of each month, or if such day
          ------------------------
is not a Business Day, the Business Day immediately preceding such 18th day.

          Servicing Account:  A custodial demand deposit account or accounts
          -----------------
established by the Servicer pursuant to Section 3.09 hereof with (i) a depository institution the long term unsecured debt obligation of which are rated by the rating agency in one of its two highest rating categories at the time of any deposit therein, or (ii) the deposits in which are fully insured by the FDIC or the FSLIC, or (iii) in a depository institution in which such accounts are insured by the FDIC or the FSLIC (to the limits established by the FDIC or the FSLIC) the uninsured deposits in which are otherwise several such that, as evidenced by an Opinion of Counsel, delivered to the Trustee, the Certificateholders have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Eligible Investments) securing such funds that is similar to claims of any other depositors or creditors of the depository institution with which such account is maintained or (iv) any other account or accounts acceptable to the Rating Agency rating the Certificates of the related Series.

          Servicing Fee:  With respect to each interest payment on a Contract,
          -------------
the amount of each interest payment in excess of the Pass-Through Rate, after deduction of the Administrative Fee, the Retained Yield, and any servicing compensation payable to the related Servicer pursuant to the related Warranty and Servicing Agreement, as the case may be or, in the case of a Nonsubserviced Contract, to the Master Servicer.

          Servicing Officer:  Any officer of the Master Servicer involved in or
          -----------------
responsible for, the administration and servicing of the Contracts whose name appears on a list of servicing officers furnished to the Trustee by the Master Servicer pursuant to Section 2.03, as such list may from time to time be amended.

          Single Certificate:  A Certificate in the denomination and
          ------------------
representing the interest in the Trust Fund specified in the Reference
Agreement.

          Special Hazard Insurance Policy:  If so specified in the Reference
          -------------------------------
Agreement, credit support which is provided by a Special Hazard Insurance Policy [, a specimen of which is attached as an Exhibit to the Reference Agreement, or any replacement policy obtained pursuant to Section 3.14 hereof].

          Special Hazard Insurer:  With respect to a Series of Certificates for
          ----------------------
which credit support is provided by a Special Hazard Insurance Policy the insurer named in the related Reference Agreement, or any successor thereto, or the named insurer in any replacement policy obtained pursuant to Section 3.14 hereof.

          Subordinated Certificates:  Any Certificates of a Series, the rights
          -------------------------
of the holders of which to receive distributions on or with respect to the Contracts in the Trust Fund for such Series are subordinated to the rights of the holders of one or more Classes or Subclasses of such Series to receive such distributions, as set forth in the related Reference Agreement.

          Taxes:  Motor vehicle registration fees or taxes, real estate,
          -----
personal property or other ad valorem taxes, and all other similar fees and
                           -- -------
taxes imposed by a governmental unit with respect to the ownership or use of a Manufactured Home.

          Title Documents:  With respect to any Manufactured Home, the
          ---------------
certificate of title for, or other evidence of ownership of, such Manufactured Home issued by the Registrar of Titles in the jurisdiction in which such Manufactured Home is located.

          Trust Fund:  With respect to a Series of Certificates the corpus of
          ----------
the trust created by this Agreement consisting of the Contracts and other property specified in the related Reference Agreement.

          Trust Receipt:  The meaning specified in Section 3.17 hereof.
          -------------

          Trustee:  [                 ], a  [                 ] corporation, not
          -------
in its individual capacity, but solely as trustee under this Agreement, and any successor thereto, as provided herein.

          Uninsured Cause:  With respect to any Series of Certificates for which
          ---------------
credit support is provided by a Special Hazard Insurance Policy, any cause of damage to a Manufactured Home is not fully reimbursable by the hazard insurance policies or by the Special Hazard Insurance Policy required to be maintained pursuant to Section 3.14 hereof.

          UCC:  The Uniform Commercial Code (or in the case of the State of
          ---
Louisiana, other laws providing for the perfection and enforcement of security interests in manufactured housing) as in effect in the relevant jurisdiction.

          VA:  The United States Veterans Administration, or any successor
          --
thereto.

          Voting Rights:  The portion of the aggregate voting rights evidenced
          -------------
by the Certificates of a Series that is allocated to any particular Certificate, as specified in the Reference Agreement.

          Warranty and Servicing Agreement:  A Master Seller's Warranty and
          --------------------------------
Servicing Agreement, providing for the origination, sale and servicing of Contracts in such form as has been approved by the Depositor, each containing representations and warranties in respect of the Contracts sold and serviced thereunder.

          The meaning of certain defined terms used in this Agreement shall, when applied to a particular Series of Certificates and certain defined terms applicable to such Series. In the event of a conflict or ambiguity created by the terms defined herein and the terms defined in the related Reference Agreement, the terms defined in the Reference Agreement shall control.


                                  ARTICLE II.

                            CONVEYANCE OF CONTRACTS;
                         REPRESENTATIONS AND WARRANTIES

SECTION 2.01. Conveyance of Contracts.
              -----------------------

          The Depositor, concurrently with the execution and delivery of a Reference Agreement, shall, in the manner specified below and in such Reference Agreement sell, transfer, assign, set over and otherwise convey to the Trustee, without recourse, all the right, title and interest of the Depositor in and to the Contracts listed on the Contract Schedule attached to such Reference Agreement, including all interest and principal received or receivable by the Depositor on or with respect to the Contracts after the Cut-off Date, but not including payments of principal and interest due and payable on the Contracts on or before the Cut-Off Date and other than with respect to any Retained Yield specified in the Reference Agreement together with all its right, title and interest in and to the proceeds of any related Insurance Policies under which the Trustee is not named as loss payee and any other insurance policies with respect to the Contracts.

          In connection with any such transfer and assignment, the Depositor shall deliver to , and deposit with, the Trustee, or to any Custodian appointed by the Trustee pursuant to this Agreement as the agent of the Trustee, the following documents or instruments with respect to each Contract so assigned:

               [(i) the Contract, endorsed without recourse by the Depositor to order of the Trustee, as trustee for the benefit of the Certificateholders of the related Series, signed in the name of the Depositor by an Authorized Officer, with all intervening endorsements showing a complete chain of title from the originator thereof to the Depositor; and if the Contract or any other material document or instrument relating to the Contract has been signed on behalf of the Mortgagor by another person, the original power of attorney or other instrument that authorized and empowered such person to sign; or, if a copy of the original power of attorney or other instrument certified by the public recording office in these instances where the public recording office retains the original;]

               (ii) the original Title Documents, as recorded, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in those instances where the public recording office retains the original;

               (iii) evidence that the security interest granted under the Contract has been perfected under applicable state law (except for any Title Documents or UCC financing statements not returned from the applicable public office, in which case, the Depositor will delivery a copy of such Title Documents or UCC financing statements together with its certificate indicating that the originals of such Title Documents and UCC financing statements were delivered to such public office, and shall promptly upon receipt of the originals of such Title Documents and UCC financing statements from such public office deliver such originals to the Trustee (or, the Custodian)); and

               (iv) a power of attorney, if any executed by the Obligor under a Contract authorizing the Depositor to execute an assignment of the Obligor's interest in the related property in the event of a default under the Contract.

               (v) an assignment (which may be included in a blanket assignment) of each Contract in recordable form to the Trustee, as trustee for the benefit of the Certificateholders of the related Series;

              (vi)   any Insurance Policies;

              (vii) the original assignment or assignments of the Contract, together with originals or all intervening assignments, with evidence or recording thereon;

             (viii) the original copy of all assumption and modification agreements, if any, with respect to such Contract;

               (ix) the original commitment or certificate of Primary Credit Insurance Policy, if any;

                (x)   any Letters of Credit;

               (xi)  any Alternative Credit Support.

          In the event that, in connection with any Contract, the Depositor cannot deliver the original recorded [Title Documents] or an original recorded assignment of the [Title Documents] with evidence of recording thereon concurrently with the execution and delivery of the Reference Agreement solely because of a delay caused by the public recording office where such [Title Documents] has been delivered for recordation, the Depositor shall deliver, or cause the related Servicer to deliver, to the Trustee (or to a Custodian on behalf of the Trustee), an Officers' Certificate or a certificate of the related Servicer, with a photocopy of such [Title Documents] or assignment of the [Title Documents] attached thereto, stating that such [Title Documents] or assignment of the [Title Documents] has been delivered to the appropriate public recording official for recordation. The Depositor shall promptly deliver, or cause the related Servicer to deliver, to the Trustee (or to a Custodian on behalf of the Trustee) such [Title Documents] or assignment of the [Title Documents] with evidence of recording indicated thereon upon receipt thereof from the public recording official or from the related Servicer. From time to time the Servicers or the Master Servicer may forward to the Trustee (or to a Custodian on behalf of the Trustee) additional original documents evidencing an assumption or modification of a Contract.

          [The Trustee (or a Custodian on behalf of the Trustee) shall cause to be recorded in the appropriate public office each assignment referred to in this
Section 2.01. If any assignment is returned unrecorded to the Trustee (or to such Custodian) because of any defect therein, the Trustee shall promptly notify the Master Servicer and the Depositor. The Master Servicer shall promptly notify the related Servicer of such defect and request that such Servicer cure or correct such defect and cause such assignment to be recorded in accordance with this paragraph or, if such Servicer does not cure or correct such defect of in the event such defect cannot be cured, be cured, that such Servicer either
(a) substitute a replacement Contract or Contracts for the related Contract, which substitution must occur within the time period specified in the Reference Agreement and which shall be subject to the conditions set forth in Section 2.04 and terms and conditions with respect to substitution in the Reference Agreement; or (b) repurchase such contract at the Purchase Price therefor, in the manner provided in Section 2.02 hereof.]

          In the case of Contracts that have been prepaid in full after the Cut-off Date and prior to the date of execution and delivery of the Reference Agreement, the Depositor, in lieu of delivering the above documents to the Trustee, will deposit in the Certificate Account the amount with respect to such payment that is required to be deposited in the Certificate Account pursuant to
Section 3.08 hereof.

          All original documents relating to the Contracts that are not delivered to the Trustee or the respective Custodian, if any, are and shall be held in trust for the benefit of the Trustee on behalf of the Certificateholders.

SECTION 2.02.  Acceptance by Trustee.
               ---------------------

          The Trustee (or the respective Custodian as the duly appointed agent of the Trustee) will hold the documents referred to in Section 2.01 above and the other documents constituting a part of the Contract Files delivered to it (or to such Custodian) with respect to a Series in trust for the use and benefit of all present and future Certificateholders of such Series. Upon request by any Holder of a Certificate of such Series, the Trustee will provide an initial certification acknowledging receipt of the proper number of Contract Files and that they appear regular on their face on and as of the state of this Agreement. The Trustee shall, for the benefit of the Holders of the Certificates of such Series, review, or cause a Custodian on its behalf to review, each Contract File within 60 days after the execution and delivery of the related Reference Agreement, to ascertain that all required documents have been executed, received and recorded, if applicable, and that such documents relate to the Contracts identified in the Contract Schedule attached to such Reference Agreement. If, in the course of such review, the Trustee (or any such Custodian) finds any document or documents constituting a part of a Contract File to be defective in any material respect, the Trustee shall promptly so notify the Master Servicer and the Depositor. The Master Servicer shall promptly notify the related Servicer of such defect and request that such Servicer correct or cure such defect within 60 days from the date the Master Servicer was notified of such defect and, if such Servicer does not correct or cure such defect within such period, then such Servicer, if and to the extent that such Servicer is obligated to do so under the related Warranty and Servicing Agreement, shall either (a) substitute for the related Contract a Replacement Contract or Contracts, which substitution shall be accomplished within the time period specified in the Reference Agreement, in the manner and subject to the conditions set forth in this Section and in the Reference Agreement; or

(b) purchase such Contract from the Trustee within 90 days from the date the Master Servicer was notified of such defect at the Purchase Price of such Contract. The Purchase Price for any such Contract shall be deposited by such Servicer in the Certificate Account maintained by the Master Servicer pursuant to Section 3.08 hereof and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall release, or shall cause the related Custodian to release, the related Contract File to such Servicer, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in such Servicer or its designee title to any Contract released pursuant hereto. It is understood and agreed that the obligation of the Servicer to substitute for or to purchase any Contract as to which a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Trustee on behalf of the Certificateholders, except as set forth below.

          If so specified in the Reference Agreement, in the event that a Servicer fails to repurchase any Contract that it is required to purchase pursuant to this Section 2.02, the Master Servicer shall purchase such Contract at the Purchase Price and in the manner set forth above, within five Business Days of the Master Servicer's receipt of written demand therefor from the Trustee. Upon receipt by the Trustee of written notification of the deposit of the Purchase Price pursuant to Section 3.08 hereof, signed by a Servicing Officer, the Trustee shall release, or shall cause the Custodian to release, the related Contract File to the Master Servicer, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee title to any Contract purchased pursuant hereto. Notwithstanding anything contained herein or in such Reference Agreement to the contrary, the Master Servicer shall not be entitled to substitute a Replacement Contract or Contracts in satisfaction of such repurchase obligation.

          The Trustee shall retain (or to cause a Custodian to retain) possession and custody of each Contract File in accordance with and subject to the terms and conditions set forth herein. The Master Servicer shall promptly deliver to the Trustee, upon the execution or receipt thereof, the originals of any Special Hazard Insurance Policy, any Pool Insurance Policy, any Performance Bond, any Alternative Credit Support and any certificates of renewal thereof, and such other documents or instruments that constitute part of the Contract File that come into the possession of the Master Servicer from time to time.

SECTION 2.03.  Representations, Warranties and Covenants of the Master Servicer.
               ----------------------------------------------------------------

          (a) The Master Servicer hereby represents, warrants and covenants to the Depositor and the Trustee that, as of the date of the Reference Agreement:

            (i) the Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement and is, or will be, in compliance with the laws of any state in which a Manufactured Home is located or is otherwise not required under applicable law to effect such qualification and, in any event, is, or will be, in compliance with the laws of any such state, to the extent necessary to ensure the enforceability of each Contract and the servicing of the Contracts in accordance with the terms of this Agreement;

           (ii) the Master Servicer has the full corporate power and authority to service each Contract, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor and the Trustee, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights and (b) the remedy of specific performance and injunctive and other forms of equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

          (iii) neither the execution and delivery of this Agreement by the Master Servicer, the servicing of the Contracts by the Master Servicer hereunder, the consummation of any other of the transactions herein contemplated, nor the fulfillment of or compliance with the terms hereof, will (A) result in a material breach of any term or provision of the certificate of incorporation or by-laws of the Master Servicer or (B) conflict with, result in a material breach, violation or acceleration of, or result in a default under, the terms of any other agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation or any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects, or may in the future materially and adversely affect,
     (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer;

            (iv) the Master Servicer is, and will remain, subject to supervision and examination by any state or federal authority as may be applicable and will remain in good standing and qualified to do business where so required by applicable law;

             (v) no litigation is pending or, to the best of the Master Servicer's knowledge, threatened, against the Master Servicer that, if determined adversely to the Master Servicer, would adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to service the Contracts or to perform any of its other obligations hereunder in accordance with the terms hereof or that would have a material adverse effect on the financial condition of the Master Servicer;

            (vi) the Master Servicer will at all times comply with all reasonable rules and requirements of the insurer under each Required Insurance Policy;

           (vii) no information, certificate of an officer, statement furnished in writing or report delivered to the Depositor, any affiliate of the Depositor or the Trustee by the Master Servicer will contain any untrue statement of a material fact or omit to state a material fact necessary to make the information, certificate, statement or report not misleading;

          (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated hereby;

            (ix) in the performance of its servicing obligations hereunder, the Master Servicer will not, by act or omission, materially impair the value of any Contract; and

             (x) the Master Servicer has examined each existing, and will examine each new Warranty and Servicing Agreement, and is, or will be, familiar with the terms thereof. The terms of each existing Warranty and Servicing Agreement and each Servicer thereunder are acceptable to the Master Servicer and any new Warranty and Servicing Agreements or Servicers will comply with the provisions of Sections 3.02 hereof.

          (b) With the provisos and limitations as to remedies set forth in this Section 2.03(b), if so specified in the Reference Agreement, the Master Servicer hereby represents and warrants to the Depositor and the Trustee with respect to each Contract that no action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Delivery Date pursuant to the Reference Agreement (whether or not known to the Master Servicer on or prior to such date) that has resulted, or that will result, in an exclusion from denial of, or defense to coverage under a Primary Credit Insurance Policy for any Contract, the Pool Insurance Policy or the Special Hazard Insurance Policy (including, without limitation, any exclusions, denials or defenses that would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured, whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Master Servicer, a Servicer of such Contract, the related Obligor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay or by reason of a determination that the loss suffered was a loss not insured by the terms and provisions of such insurance policy), and covenants that within 90 days of its discovery or its receipt of notice of breach of this representation and warranty as provided in Section 2.03(c) hereof, the Master Servicer shall cure such breach in all material respects or, subject to the limitations set forth in the next following paragraph, shall purchase the Contract from Trustee; provided, however, that:
                                                     --------  -------
(1) any such purchase by the Master Servicer shall be at the Purchase Price and be accomplished in the manner set forth in Section 2.03(d) hereof; (2) no such purchase shall be required so long as the Master Servicer either (i) is diligently pursuing remedies against the appropriate insurer or insurers or against the Servicer of the related Contract or is contesting in good faith the denial of liability by the appropriate insurer or insurers and either (A) the related Contract is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Contract and any premiums on any applicable Primary Credit Insurance Policy and any related escrow payments in respect of such Contract are being advanced on a current basis by the Master Servicer or the Servicer of the related Contract, or (ii) pays to the appropriate payee the amount in respect of such Contract that the insurer under any applicable Primary Credit Insurance Policy, the Pool Insurer, under the Pool Insurance Policy and the Special Hazard Insurer under the Pool Insurance Policy would, in the aggregate, be liable to pay, absent a denial of liability by any of them; (3) any payment made by the Master Servicer pursuant to clause (ii) above shall be counted as an amount paid by the Master Servicer to purchase Contracts in determining the limitations stated in the next paragraph of this
Section 2.03(b); and (4) the obligations of the Master Servicer to purchase any Contract as to which such a breach has occurred and is continuing shall be subject to the limitations set forth in the next paragraph and shall constitute the sole remedy against the Master Servicer respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders.

          In respect of Contracts that the Master Servicer becomes obligated to purchase solely because of a breach of the representation and warranty set forth in this Section 2.03(b), the Master Servicer's obligation to purchase shall be limited to (X) in the first Purchase Year, the purchase of Contracts having an aggregate Net Purchase Price (as defined below) not exceeding an amount equal to 3% of the aggregate Principal Balance of the Contracts as of the Cut-off Date specified in the Reference Agreement, (Y) in the second Purchase Year, the purchase of Contracts having an aggregate Net Purchase Price not exceeding an amount equal to the lesser of (i) 2% of the aggregate Principal Balance of the Contracts as of the Cut-off Date and (ii) the excess of the maximum amount set forth in clause (X) above over the aggregate Net Purchase Price of the Contracts that the Master Servicer has become obligated to purchase during the first Purchase Year and has purchased and (Z) in the third through fifth Purchase Years, inclusive and on a cumulative basis, the purchase of Contracts having an aggregate Net Purchase Price not exceeding an amount equal to the lesser of (i) 1% of the aggregate Principal Balance of the Contracts as of the Cut-off Date and (ii) the excess of the maximum amount set forth in clause (Y) above over the aggregate Ne Purchaser Price of the Contracts that the Master Servicer has become obligated to purchase during the second Purchase Year and has purchased. After the fifth Purchase Year, the Master Servicer shall not be obligated to purchase any Contracts solely because of a breach of the representation and warranty set forth in this Section 2.03(b). The Net Purchase Price of such a Contract shall be the Purchase Price less the amount of Liquidation Proceeds, if any, realized by the Master Servicer from any source (including, without limitation, any insurer or the related Servicer) in the disposition of such Contract net of related Liquidation Expenses incurred by the Master Servicer. For the purpose of determining the Purchase Year in which the Master Servicer is or is not, as the case may be, obligated to purchase a Contract in accordance with this paragraph and for the purpose of determining the aggregate Net Purchase Price of Contracts to be purchased in a Purchase Year or Purchase Years, as the case may be, in accordance with this paragraph (the purchase of a particular Contract being at the Purchase Price and being accomplished in the manner set forth in
Section 2.03(d) hereof), the date of a purchase and the date on which Liquidation Proceeds are realized by the Master Servicer in the disposition of a Contract shall be deemed to be the date on which the Master Servicer received notice of or discovered the related breach of the representation or warranty set forth in this Section 2.03(b).

          (c) Upon discovery by the Depositor, the Master Servicer or the Trustee of a breach of the representation and warranty set forth in Section 2.03(a) or 2.03(b) here of that materially and adversely affects the interests of the Certificateholders in the related Contract, the party discovering such breach shall give prompt written notice to the other parties.

          (d) The Purchase Price for any Contract purchased by the Master Servicer pursuant to Section 2.03(a) or 2.03(b) hereof shall be deposited by the Master Servicer in the Certificate Account pursuant to Section 3.08 hereof, and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall release (or shall cause the applicable Custodian to release) the related Contract File to the Master Servicer and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest title in the Master Servicer or its designee, as the case may be, in any Contract released pursuant thereto. Notwithstanding anything contained herein or in the Reference Agreement to the contrary, the Master Servicer shall not be entitled to substitute a Replacement Contract or Contracts in satisfaction of such repurchase obligation.

          (e) The representations and warranties set forth in Section 2.03(a) or 2.03(b) hereof shall survive delivery of the respective Contract Files to the Trustee, or to a Custodian, as the duly appointed agent of the Trustee.

[SECTION 2.04.  Representations, Warranties, and Covenants of the [Depositor] as
                ----------------------------------------------------------------
                to the Contracts
                ----------------

          The [Depositor] hereby represents and warrants to the Trustee with respect to each Contract as of the date of the Reference Agreement, unless otherwise specified in such Reference Agreement, that:

               (i) as of the Cut-off Date specified in the Reference Agreement, no Contract is more than 30 days delinquent in payment of principal and interest;

              (ii) the information set forth in Contract Schedule attached to the Reference Agreement is true and correct in all material respects at the date or dates respecting which such information is furnished;

             (iii) the terms of the Contract have not been waived, altered or modified in any respect, except by instruments or documents identified in the Contract File;

              (iv) the Contract is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms (except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally);

               (v) the Contract is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, except for any right of set-off provided to the Obligor as a matter of applicable state and federal law or regulation, nor will the operation of any of the terms of the contract, or the exercise of any right thereunder, render the Contract either unenforceable, in whole or in part, or subject to any right of rescission or set-off, except as stated above, counterclaim or defense, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto as of the date of this Agreement;

              (vi)    the Manufactured Home securing the Contract is covered by
     a [     ] Insurance Policy in the amount required by Section [     ]. All
     premiums now due on such insurance have been paid in full,

             (vii)    the Contract was originated by a manufactured housing
     dealer in the regular course of its business and was purchased by [     ]
     in the regular course of its business, or the Contract was originated by
     the [          ] in the regular course of its business;

            (viii) the Contract was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Contract from the Depositor to the Trustee or under this Agreement or pursuant to transfers of Certificates unlawful;

              (ix) all requirements of any federal, state or local law, including, without limitation, usury, truth in lending and equal credit opportunity laws, applicable to the Contract have been complied with;

               (x) the Contract has not been satisfied or subordinated in whole or in part or rescinded, and the Manufactured Home securing the Contract has not been released from the lien of the Contract in whole or in part;

              (xi) the Contract creates a valid, subsisting and enforceable first priority security interest in favor of the Depositor in the Manufactured Home covered thereby, such security interest has been assigned by the Company to the Trust, and the Trustee will have a valid and perfected first priority security interest in such Manufactured Home. The Company will maintain such first priority security interest so long as such Contract is the property of the Trust;

             (xii) all parties to the Contract had the capacity to execute the Contract;

            (xiii) the [Depositor] purchased the Contract for value and took possession thereof in the ordinary course of its business, without knowledge that the Contract was subject to a security interest. No Contract has been sold, assigned or pledged by the [Depositor] to any other person, and immediately prior to the transfer of the Contract to the Trust by the [Depositor], the [Depositor] had good and marketable title thereto free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest and was the sole owner thereof with full right to transfer the Contract to the Trust;

             (xiv) as of the Cut-off Date, there was no default, breach, violation or event permitting acceleration existing under the Contract and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Contract [except any payment delinquencies permitted by clause (b) above), and the [Depositor] has not waived any such default, breach, violation or event permitting acceleration except any payment delinquencies permitted by clause (b) above;

              (xv) as of the Closing Date there are, to the best of the [Depositor's] knowledge, no liens or claims which have been filed for work, labor or materials affecting the Manufactured Home securing the Contract which are or may be liens prior to, or equal or coordinate with, the lien of the Contract;

             (xvi) the Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security;

            (xvii) there is only one original executed Contract, which has been endorsed in blank and delivered to the Trustee on or before the Closing Date;

           (xviii)    at the time of origination of the Contract, the related
     Manufactured Home was such Obligor's primary residence;

             (xix) the related Manufactured Home is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located and, as of the Closing Date, such Manufactured Home is, to the best of the Company's knowledge, free of damage and in good repair;

              (xx) if the related Manufactured Home is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the Title Documents show, or if a new or replacement title document with respect to such Manufactured Home is being applied for such Title Document will be issued within 180 days and will show, the [Depositor] as the holder of a first priority security interest in such Manufactured Home. If the related Manufactured Home is located in a state in which the filing of a financing statement or the making of a future filing under the UCC is required to perfect a security interest in manufactured housing, such filings or recordings have been duly made and show the [Depositor] as secured party. In either case, the Trustee has the same rights as the secured party of record would have (if such secured party were still the owner of the Contract against all Persons claiming an interest in such Manufactured Home; and

             (xxi) each Contract is a "qualified mortgage" under Section 850G9(a)(3) of the Code.]

SECTION 1.025. Representations and Warranties of the [Depositor] Regarding the
               ---------------------------------------------------------------
               Contracts in the Aggregate.
               --------------------------

          The [Depositor] represents and warrants that:

               (i) the Contracts have the following characteristics as of the Cut-off Date: (i) not more than ___% of the Contracts by remaining principal balance are located in any one state; (ii) no contract has a remaining maturity of less than ____ months or more than ___ months; (iii) the final Due Date on the Contract with the latest maturity is in _________, _____; (iv) approximately ___% of the Principal Balance of the Contracts as of the Cut-off Date is attributable to loans for purchases of new Manufactured Homes and approximately ___% is attributable to loans for purchases of used Manufactured Homes; and (v) no Contract was originated before __________, _____;

              (ii) the Computer Tape made available by the [ ] as of the close of business on ___________________ was complete and accurate as of its date and includes a description of the same Contracts that are described in the Contract Schedule ;

             (iii) By the Closing Date, the Company has caused the portions of its records relating to the Contracts constituting part of the Trust to be clearly and unambiguously marked to indicate that such Contracts constitute part of the Trust Fund;

              (iv) No adverse selection procedures have been employed in selecting the Contracts.]

SECTION 2.06.  Representations and Warranties of the [Depositor] Regarding the
               ---------------------------------------------------------------
               Contract Files.
               --------------

          The [Depositor] represents and warrants that:

               (i) immediately prior to the Closing Date, the [Depositor] will have possession of each original Contract and the related Contract File, and there are and there will be no custodial agreements in effect materially and adversely affecting the rights of the [Depositor] or the [Depositor] to make, or cause to be made, any delivery required hereunder;

              (ii)    the transfer, assignment and conveyance of the Contracts
     and the Contract Files by [      ] to the [Depositor] and by the
     [Depositor] pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.]

SECTION 2.07.  Repurchases of Contracts for Breach of Representations and
               ----------------------------------------------------------
               Warranties [by the Depositor].
               -----------------------------

          It is understood and agreed that the representations and warranties set forth in Section[s] 2.04 [2.05 and 2.06] shall survive delivery of the respective Contract Files to the Trustee or to a custodian, as the duly appointed agent of the Trustee.

          Upon discovery by the Depositor, the Master Servicer or the Trustee (or upon notice thereof from any Certificateholder) of a breach or breaches of any of the representations and warranties set forth in Section[s] 2.04[, 2.05 and 2.06] that materially and adversely affects, in the reasonable judgment of the Trustee, the interests of the Certificateholders in the related contract, the party discovering such breach or breaches shall give prompt written notice to the other parties. The Master Servicer shall promptly notify the related Servicer of such breach and request that such Servicer correct or cure such breach within 60 days from the date the Master Servicer was notified of such breach and, if such Servicer does not correct or cure such breach with such period, or if such breach cannot be so cured, that such Servicer, if and to the extent that such Servicer is obligated to do so under the related Warranty and Servicing Agreement, either (a) remove such Contract (a "Deleted Contract") from the Trust Fund and substitute in its place a Replacement Contract or Contracts, which substitution shall be accomplished within the time period specified in the Reference Agreement, in the manner and subject to the conditions set forth in this Section and in the Reference Agreement; or (b) repurchase the affected Contract or Contracts from the Trustee. Any such purchase by such Servicer shall be at the Purchase Price and be accomplished in the manner set forth in Section 2.02 hereof. Any such substitution shall be accomplished in the manner set forth in the following paragraph, subject to the terms and conditions set forth in the Reference Agreement with respect to such substitution.

          Subject to the terms and conditions set forth in the Reference Agreement with respect to such substitution, as to any Replacement Contract or Contracts, the related Servicer shall deliver to the Trustee (or to a Custodian, as the duly appointed agent of the Trustee) for such Replacement Contract or Contracts, the Title Documents, the related assignment of the contract, and such other documents and agreements as are required by Section 2.01, with the title Documents endorsed as required by Section 2.01. No substitution will be made in any calendar month after the Distribution Date for such month. Monthly payments due with respect to Replacement Contracts in the month of substitution shall not be part of the related Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to the related Servicer on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the monthly payment due on such Deleted contract for such month and thereafter such Servicer shall be entitled to retain all amounts received in respect of such Deleted Contract. The Trustee (or the related Custodian, as the duly appointed agent of the Trustee) shall amend the Contract Schedule to reflect the removal of such Deleted Contract and the substitution of the Replacement Contract or Contracts. Upon such substitution, the Replacement Contract or Contracts shall be subject to the terms of this Agreement and the related Warranty and Servicing Agreement in all respects, the Servicer shall be deemed to have made the representations and warranties with respect to such Contract contained in the related Warranty and Servicing Agreements and the Depositor and the Master Servicer shall be deemed to have made with respect to such Replacement Contract or Contracts, as of the date of substitution, the covenants, representations and warranties set forth in this section as to the Depositor and Section 2.03 as to the Master Servicer. Upon any such substitution, the Trustee shall release, or shall cause the applicable Custodian to release, the Contract File relating to such Deleted Contract to the related Servicer and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest title in such Servicer or its designee, as the case may be, to any Deleted Contract substituted for pursuant to Section 2.07.

          Subject to the terms and conditions set forth in the Reference Agreement with respect to such substitution, for any month in which a Servicer substitutes one or more Replacement Contracts for one or more Deleted Contracts, as of the date of substitution is less than the aggregate Principal Balance of all such Deleted Contracts (after application of scheduled principal portion of the monthly payments due in the month of substitution). The amount of such shortage shall be deposited into the Certificate Account by such Servicer in the month of substitution pursuant to Section 3.08, without any reimbursement therefor.

          In the event that a Servicer shall have repurchased a Contract, upon receipt by the Trustee of written notification of the deposit of the Purchase Price pursuant to Section 3.08, signed by a Servicing Officer, the Trustee shall release, or shall cause the Custodian to release, the related Contract File to such Servicer and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest title in such Servicer or its designee, as the case may be, to any contract purchased pursuant to Section 2.07. In the event that the related Servicer does not repurchase or substitute for a Contract as to which a breach has occurred and is continuing, the Depositor shall either repurchase such Contract or substitute a Replacement Contract, in the manner specified in Section 2.07. It is understood and agreed that the obligation of the related Servicer or the Depositor to repurchase any Contract as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders, except as provided in Section 2.03(b).

SECTION 2.08. Representation and Warranties of Servicers.
              ------------------------------------------

          (a) Upon the discovery by the Depositor, the Master Servicer or the Trustee of a breach or breaches of any of the representations and warranties made in a Warranty and Servicing Agreement in respect of any Contract, which breach or breaches, individually or in the aggregate, materially and adversely affect, in the reasonable judgment of the Trustee, the interests of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties. The Master Servicer shall promptly notify the related Servicer of such breach and request that such Servicer cure such breach within 90 days from the date the Master Servicer discovers, or was notified of, such breach, and if such Servicer does not cure such breach in all material respects, then such Servicer, if and to the extent that such Servicer is obligated to do so under the related Warranty and Servicing Agreement, shall either (a) substitute a Replacement Contract or Contracts for the related Contract, which substitution must occur within the time period specified in the Reference Agreement and shall be subject to the conditions set forth in section 2.07 and the terms and conditions with respect to such substitution set forth in the Reference Agreement, or (b) purchase such Contract from the Trustee of written notification of the deposit of the Purchase Price pursuant to Section 3.08 by the Servicer signed by a Servicing Officer, the Trustee shall release or shall cause the Custodian to release the related Contract File to such Servicer and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest title to any Contract purchased pursuant to this Section 2.08(a) in such Servicer or its respective designees. Except as set forth in 2.039b) hereof, it is understood and agreed that the obligation of such Servicer to substitute for or to purchase any Contract as to which such breach (or breaches) has occurred and is continuing shall constitute the sole remedy respecting such breach or breaches available to the Trustee on behalf of the Certificateholders.

          (b) In the case of a Contract that the Master Servicer becomes obligated to purchase pursuant to Section 2.03(b) hereof and a Servicer becomes obligated to purchase pursuant to Section 2.08(a) hereof, the Master Servicer shall, so long as all advances are being made in respect of such Contract pursuant to Section 3.09, Section 4.01 or Section 4.03 hereof, first require the Servicer to substitute for or to purchase such Contract pursuant to Section 2.08(a) hereof, second, if such Servicer has defaulted in its obligation to substitute for or to purchase such Contract (but without relieving it of its obligation to make such purchase), present claims under the relevant Required Insurance Policies to the extent the Master Servicer believes any such Required Insurance Policy may cover the loss in respect of such Contract is not fully covered by the Required Insurance Policies, subject to the limitations set forth in Section 2.03(b) hereof, purchase such Contract in accordance with Sections 2.03(b) and 2.03(b) hereof. If all advances are not being made in respect of such Contract pursuant to Section 3.09, Section 4.01 or Section 4.03 hereof, the Servicer or Seller does not substitute for or purchase such Contract pursuant to
Section 2.08(a) hereof within seven days after such request and any claims presented under any Required Insurance Policies in accordance with the next preceding sentence are not paid in full within 14 days after such request, the Master Servicer shall, hereof, purchase such Contract in accordance with Sections 2.03(b) and 2.03(d) hereof.

SECTION 2.09. Assignment of Rights under Warranty and Servicing Agreements.
              ------------------------------------------------------------

          The Depositor hereby assigns to the Trustees all its rights, title and interest in respect of each Warranty and Servicing Agreement applicable to a Contract identified in the Contract Schedule attached to the Reference Agreement insofar as such Warranty and Servicing Agreement relates to the representations and warranties made by the related Servicer in respect of such Contract and any remedies provided thereunder for any breach of such representations and warranties, as well as insofar as the provisions of such Warranty and Servicing Agreement relate to the administration and servicing of the Contracts serviced thereunder, which right, title and interest may be enforced by the Master Servicer on behalf of the Depositor, the Trustee and the Certificateholders.
The Master Servicer shall enforce the provisions of the Warranty and Servicing Agreements relating to the administration and servicing of the Contracts serviced thereunder in accordance with the provisions of Article III.


                                 ARTICLE III.

                         ADMINISTRATION AND SERVICING
                                 OF CONTRACTS

SECTION 3.01. Master Servicer to Act as Servicer.
              ----------------------------------

          For and on behalf of the Trustee and the Certificateholders, the Master Servicer shall service and administer the Contracts in accordance with prudent servicing standards and procedures generally accepted in the manufactured home finance industry, except as otherwise expressly provided in this Agreement. In connection with such servicing and administration, the Master Servicer, subject to the immediately preceding sentence shall have full power and authority, acting alone and/or through Servicers as provided in
Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and others instruments and documents, (ii) to consent to transfers of any Manufactured Home and assumptions of the Contracts, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Manufactured Home securing any Contract; provided that the Master Servicer shall take no action that is inconsistent with or prejudices the interests of the Trustee or the Certificateholders in any Contract or the rights and interests of the Depositor, the Trustee and the Certificateholders under this Agreement. Without limiting the generality of the foregoing, the Master Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Master Servicer believes it appropriate in its best judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Contracts, and with respect to the Manufactured Homes. The Depositor and the Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary to service and administer the Contracts.

          In accordance with the standards of the preceding paragraph, the Master Servicer, with respect to any Nonsubserviced Contract and otherwise, to the extent the related Servicer does not do so, shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Manufactured Homes, which advances shall be reimbursable in the first instance from related collections from the Obligors pursuant to Section 3.08 hereof, and further as Liquidation Expenses as provided in Section 3.16 hereof and may be withdrawn from the Certificate Account pursuant to Section 3.12 hereof. All costs incurred by the Master Servicer or by the related Servicers in effecting the timely payment of taxes and assessments on the Manufactured Homes shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Principal Balance under the related Contracts, notwithstanding that the terms of such Contracts so permit.

          In the event that the Depositor elects to treat the related Trust Fund as a REMIC as defined in the Code in the Reference Agreement the Master Servicer shall (unless otherwise specified in such Reference Agreement) act as agent on behalf of the Trust and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, a federal tax return using a calendar year as the taxable year for the Trust Fund when and as required by the applicable provisions of the Code; (b) make an election, on behalf of the Trust Fund, to be treated as a REMIC on the federal tax return of the Trust Fund for its first taxable year, in accordance with the applicable provisions of the Code; (c) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders all information reports as and when required to be provided to them in accordance with the applicable provisions of the Code; (d) conduct the affairs of the Trust Fund so as to maintain the status thereof as a REMIC under the applicable provisions of the Code; (e) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the Trust

Fund; and (f) pay the amount of the any federal income tax, including prohibited transaction penalty taxes, imposed on the Trust Fund when and as the same shall be due and payable.

SECTION 3.02.  Enforcement of the Obligations of Servicers.
               -------------------------------------------

          (a) For purposes of this Agreement, the Master Servicer shall be deemed to have received the payments on the Contracts referred to in Sections 3.08, 3.09 and 3.10 hereof when the related Servicer has received such payments and shall remain obligated to deposit such payments in accordance with Section 3.08, 3.09 and 3.10 hereof, regardless of whether such payments are remitted by the Servicer to the Master Servicer, subject to the provisions of Section 4.03. The Master Servicer and the Servicer may enter into amendments to the Warranty and Servicing Agreements; provided, however, that any such amendments shall be otherwise consistent and shall not violate the provisions of this Agreement; and provided further, that the substance of any such material amendment or material change shall be transmitted promptly to the Trustee.

          (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Depositor, the Trustee and the Certificateholders, shall supervise, administer, monitor and oversee the servicing of the Contracts that are not serviced by it directly, and shall enforce the obligations of each Servicer under the related Warranty and Servicing Agreement, including, without limitation, the obligation of the Servicer to make advances in respect of delinquent payments as required by a Warranty and Servicing Agreement, including, without limitation, the obligation of the Servicer to make advances in respect of delinquent payments as required by Warranty and Servicing Agreement, to purchase a Contract on account of defective documentation, as described in Section 2.02 hereof, or on account of a breach of a representation or warranty, as described in Section 2.05(a) hereof. Such enforcement, shall include, without limitation, the legal prosecution of claims, termination of Warranty and Servicing Agreement, as appropriate, and the pursuit of other appropriate remedies, and shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Contracts.
The Master Servicer shall pay the costs of such enforcement at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Contracts or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

          (c) During the term of the Reference Agreement, the Master Servicer shall consult fully with each of the Servicers as may be necessary from time to time to perform and carry out the

Master Servicer's obligations hereunder and receive, review and evaluate all reports, information and other data that are provided to the Master Servicer by each Servicer and otherwise exercise reasonable efforts to cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Warranty and Servicing Agreement. If any Servicer materially breaches or fails to perform or observe any material obligations or conditions of its Warranty and Sub-servicing Agreement, the Master Servicer shall promptly deliver to the Depositor and to the Trustee and Officers' Certificate certifying that such Servicer is in default and describing the events and circumstances giving rise to the default and what action (if any) has been, or is to be, taken by the Servicer to cure the default and setting forth the action to be taken by the Master Servicer.

SECTION 3.03.  Successor Services.
               ------------------

          Upon the request of a Servicer, the Master Servicer or the related Servicer shall be entitled to terminate or assign the rights of the Servicer under the related Warranty and Servicing Agreement in accordance with the terms and conditions of such Warranty and Servicing Agreement. The Master Servicer will not unreasonably withhold its consent to the transfer of the servicing obligations and without any limitation by virtue of this Agreement; provided, however, that in the event of termination or assignment of the rights of the Servicer under any Warranty and Servicing Agreement by the Master Servicer or the Servicer, the Master Servicer shall act in accordance with Section 3.04; and provided, further that no assignment of the Servicer's rights and obligations under a Warranty and Servicing Agreement may be effected without the consent of the Trustee. No such termination shall effect the right of a Servicer to receive any retained yield provided for in the Warranty and Servicing Agreement.

SECTION 3.04.  Termination of the Rights of Servicers.
               --------------------------------------

          If the Master Servicer terminates the rights of a Servicer under any Warranty and Servicing Agreement, the Master Servicer shall assume the obligations of the related Servicer under the terminated Warranty and Servicing Agreement, or at the Master Servicer's election, enter into a substitute servicing agreement with another manufacture housing finance service company acceptable to the Trustee and the Master Servicer under which such manufacture housing finance service company shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by the terminated Servicer, regardless of whether such liabilities, duties, responsibilities or obligations shall have accrued before or after the termination of the rights of such Servicer, including but not limited to, the Servicer's obligations to purchase certain Contracts and any other liabilities or obligations of the Servicer arising from the breach of any representations and warranties contained in the related Warranty and Servicing Agreement; provided, however, that any such substitute servicer and any such substitute servicing shall satisfy the requirements of Section 3.02. If the Master Servicer does not elect to enter into a substitute servicing agreement with a successor servicer, the Master Servicer shall nevertheless assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations which otherwise were to have been satisfied, performed and carried out by the servicer under such terminated Warranty and Servicing Agreement until a substitute Servicer has been appointed and designated and a substitute servicing agreement has been entered into by the Master Servicer and such substitute Servicer.

SECTION 3.05.  Liability of the Master Servicer.
               --------------------------------

          Notwithstanding the provisions of any Warranty and Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Servicer or reference to actions taken through a Servicer or otherwise, the Master Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders of the related Series for the servicing and administering of the Contracts included in the Trust Fund for such Series in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Warranty and Servicing Agreements or agreements or arrangements or by virtue of indemnification from the Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Contracts. The Master Servicer shall be entitled to enter into any agreement with the Depositor or a Servicer for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

SECTION 3.06.  Rights of the Depositor and the Trustee In Respect of the Master
               ----------------------------------------------------------------
               Servicer.
               --------

          The Master Servicer shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer hereunder or otherwise.

SECTION 3.07.  Trustee to Act as Servicer.
               --------------------------

          In the event that the Master Servicer shall for any reason no longer be the Master Servicer hereunder (including by reason of an Event of Default), the Trustee or its designee shall thereupon assume all of the rights and obligations of the Master Servicer under each Warranty and Servicing Agreement that may have been assigned to the Trustee pursuant to Section 2.06 hereof or any substitute servicing agreement that may have been entered into by the Master Servicer pursuant to Section 3.04 hereof. The Trustee, its designee or any successor master servicer shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer under each Warranty and Servicing Agreement or substitute servicing agreement, except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Warranty and Servicing Agreement or substitute servicing agreement.

          The Master Servicer shall, upon request of the Trustee, but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Warranty and Servicing Agreement or substitute servicing agreement and the Contracts then being serviced thereunder and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Warranty and Servicing Agreement or substitute servicing agreement to the assuming party.

SECTION 3.08.  Collection of Contract Payments; Certificate Account.
               ----------------------------------------------------

          The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Contracts and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of the Pool Insurance Policy, the Special Hazard Insurance Policy, any related Primary Credit Insurance Policy, Letters of Credit or any Alternative Credit Support, follow such collection procedures as it follows with respect to installment sales contracts or installment loan agreements comparable to the Contracts and held in its own portfolio and serviced by the Master Servicer. Consistent with the foregoing, the Master Servicer may at its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Contract and (ii) only upon determining that the coverage of such Mortgage Loan by the Pool Insurance Policy, the Special Hazard Insurance Policy, any related Primary Credit Insurance Policy, Letter of Credit or Alternative Credit Support, will not be affected, extend the due dates for payments due on a Contract for a period not greater than 125 days. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Contract during the scheduled period in accordance with the amortization schedule of such Contract without modification thereof by reason of such arrangements.

          The Master Servicer shall establish and maintain, in the name of the Trustee on behalf of the Certificateholders, the Certificate Account, in which the Master Servicer, except as otherwise set forth in the Reference Agreement, shall deposit on a daily basis, or as and when received from the Servicers except as otherwise specifically provided herein, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal of and interest on the Contracts due on or before the Cut-off Date):

             (i) all payments on account of principal, including Principal Prepayments, on the Contracts;

            (ii) all payments on account of interest (net of any portion thereof retained by the related Servicer, if any, as servicing compensation and any retained yield payable to the Servicer) on the Contracts;

           (iii) all Insurance Proceeds and Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Manufactured Homes or released to the Obligor in accordance with the Master Servicer's normal servicing procedures;

            (iv) all amounts required to be deposited therein from the Reserve Fund pursuant to Section 3.25 and the Reference Agreement;

             (v) all payments received by the Trustee under any Letter of Credit and any payments under any Alternative Credit Support;

            (vi) all Monthly Advances made by the Master Servicer pursuant to Sections 4.01, 4.03 or 4.05 hereof and all Servicer Advances, as described in Section 3.09 hereof;

           (vii) any amount required to be deposited by the Master Servicer pursuant to the second succeeding paragraph of this Section 3.08 in connection with any losses on Eligible Investments;

          (viii) any amounts required to be deposited by the Master Servicer pursuant to Sections 3.13, 3.14 and 3.23 hereof;

            (ix) all proceeds of any Contracts or property acquired in respect of the Contracts purchased pursuant to Sections 2.02, 2.07, 2.08,
     3.15 or 9.01 hereof and all amounts required to be deposited in connection with the substitution of Replacement Contracts pursuant to Sections 2.02,
     2.07 or 2.08 hereof; and

             (x) any Buydown Funds and _______ required to be deposited by the Master Servicer in the Certificate Account pursuant to Section 3.26 hereof.

The foregoing requirements for deposit by the Master Servicer in the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment or late payment charges or assumption fees need not be deposited by the Master Servicer in the Certificate Account. In the event that the Master Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such withdrawal may be accomplished by delivering an Officers' Certificate to the Trustee which describes the amounts deposited in error in the Certificate Account. If the facts set forth on the face of such Officer's Certificate indicate that amounts deposited were not required to be deposited under the terms of this Section 3.08, the Trustee shall, in writing, authorize the Master Servicer to withdraw such amount from the Certificate Account. All funds deposited by the Master Servicer in the Certificate Account shall be held by the Master Servicer in trust for the Certificateholders until disbursed in accordance with the Reference Agreement or withdrawn in accordance with Section 3.12.

          The Master Servicer may cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Eligible Investments, which shall mature not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that if such Eligible Investment is an obligation of the institution that maintains the Certificate Account, then such Eligible Investment shall mature not later than such Distribution Date) and shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Trustee (in its capacity as such) or its nominee. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

          The Master Servicer shall give notice to the Trustee and the Depositor of the location of the Certificate Account, and of any change thereof, prior to the use thereof.

          If so specified in the Reference Agreement with respect to a Series, amounts to be deposited in the Certificate Account pursuant to this Section 3.08 shall instead be deposited by the Master Servicer in a Custodial Account and remitted, net of amounts withdrawn pursuant to Section 3.12 hereof, by wire transfer of immediately available funds to the Certificate Account established by the Trustee pursuant to the Reference Agreement on the date specified in such Reference Agreement.

SECTION 3.09.  Servicing Accounts.
               ------------------

          In those cases where a Servicer is servicing a Contract pursuant to a Warranty and Servicing Agreement, the Servicer will, pursuant to the Warranty and Servicing Agreement, be required to establish and maintain one or more Servicing Accounts. The Servicer will be required thereby to deposit into the Servicing Account on a daily basis all proceeds of Contracts received by the Servicer, subject to withdrawal to the extent permitted by such Warranty and Servicing Agreement. All amounts held in the Servicing Accounts shall be held in trust for the Trustee for the benefit of the Certificateholders. On the Servicer Remittance date, the Servicer will, pursuant to the related Warranty and Servicing Agreement, be required to remit to the Master Servicer for deposit in the Certificate Account an amount equal to the sum of (i) all amounts received by the Servicer with respect to the Contracts serviced by it as of the Servicer Remittance Date, except (a) any monthly payment prepaid for a Due Date subsequent to the month in which the Servicer Remittance Date occurs, (b) any amounts received by such Servicer with respect to such Contracts that constitute a late recovery with respect to an advance previously made by such Servicer with respect to such Contracts, and (c) any Retained Yield payable to such Servicer under the terms of such Warranty and Servicing Agreement; (ii) all partial Principal Prepayments received in the calendar month prior to the month of the Servicer Remittance Date or applied as of the Due Date in the month of the Servicer Remittance Date; (iii) all Principal Prepayments in full received in the calendar month prior to the month of the Servicer Remittance Date, in each case together with a full month's interest thereon at the APR (net of the related servicing compensation and any Retained Yield payable to such Servicer under the terms of such Warranty and Servicing Agreement) whether or not received from the Obligor; (iv) all Insurance Proceeds and Liquidation Proceeds (net of Liquidation Expenses) received in the calendar month prior to the month of the Servicer Remittance Date; and (v) with respect to each Contract for which the monthly payment due on the immediately preceding Due Date was delinquent as of the Servicer Remittance Date, an amount equal to such payment net of the servicing compensation and any Retained

Yield payable to such Servicer (a "Servicer Advance"). The Servicer may deduct from each remittance, as provided above, an amount equal to the servicing fee to which it is then entitled pursuant to the Servicing Agreement, to the extent not previously paid to or retained by it. Any installments as to which the Servicer has not made an advance will be subject to the Master Servicer's obligation to advance set forth herein.

SECTION 3.10.  Collection of Taxes Assessments and Similar Items; Escrow
               ---------------------------------------------------------
               Accounts.
               --------

          In addition to the Certificate Account, the Master Servicer shall, and, pursuant to the Warranty and Servicing Agreements, the Servicers will be required to, establish and maintain one or more custodial accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Obligors (or advances by Servicers or the Master Servicer) for the payment of Taxes, assessments, hazard insurance premiums, Primary Credit Insurance Policy premiums, if applicable, or comparable items for the account of the Obligors. Escrow Accounts shall be Eligible Accounts.

          Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of Taxes, assessments, hazard insurance premiums, Primary Credit Insurance Policy, or comparable items, to reimburse the Master Servicer or Servicer out of related collections for any payments made pursuant to Section 3.01 hereof (with respect to the Taxes and assessments),
3.13 hereof (with respect to the Primary Insurance Policy) and 3.14 hereof (with respect to hazard insurance), to refund to any Obligors any sums as may be determined to be overages, to pay interest, if required, to Obligors on balances in the Escrow Account or to clear and terminate the Escrow Account as the termination of this Agreement in accordance with Section 9.01 hereof. As part of its servicing duties, the Master Servicer shall, and the Servicers will, pursuant to the Warranty and Servicing Agreements, be required to, pay to the Obligors interest on funds in the Escrow Account, to the extent required by law.

          The Master Servicer shall, with respect to each Nonsubserviced Contract and with respect to each Contract serviced under a Warranty and Servicing Agreement, to the extent the related Servicer does not do so, advance the payments referred to in the preceding paragraph that are not timely paid by the Obligors; provided, however, that the Master Servicer shall be required to so advance only to the extent that such advances, in the good faith judgement of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise; and provided, further, that such payments shall be advanced when the Tax, premium or other cost for which such payment is intended is due.

SECTION 3.11.  Access to Certain Documentation and Information Regarding the
               -------------------------------------------------------------
               Contracts.
               ---------

          [In order to permit Certificateholders to comply with Section 171 and 1276 of the Code, the Master Servicer shall, upon request of any Certificateholder, furnish such Certificateholder with a statement setting forth the number and principal balance of Contracts that were originated before July 18, 1984 and before September 27, 1985.]

          The Master Servicer shall provide the Depositor and the Trustee access to all records and documentation regarding the Contracts and all accounts, insurance policies and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it.

SECTION 3.12.  Permitted Withdrawals from the Certificate Account.
               --------------------------------------------------

          The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes, and for such other purposes as are set forth in the related Reference Agreement:

            (i) to pay to itself as servicing compensation that portion of any payment as to interest that equals the Servicing Fee with respect to such Contract for the period with respect to which such interest payment was made, and, as additional servicing compensation, earnings on the amounts in the Certificate Account credited to the Certificate Account, and to pay any Retained Yield and the Administrative Fee to the Depositor (for disbursement in accordance with Section 3.19 hereof).

           (ii) to reimburse itself for advances made pursuant to Sections 3.09, 3.10, and Sections 4.01, 4.02 and 4.03 hereof, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on particular Contracts (including, for this purpose, Insurance Proceeds, Liquidation Proceeds, amounts representing proceeds of other insurance policies, if any, covering the related Manufactured Home, which represent (a) late recoveries of payments of principal and/or interest respecting which any such advance was made in the case of advances pursuant to Sections 3.09, 4.01, 4.02 and 4.03 hereof, and (b) late recoveries of the payments for which such advances were made in the case of advances pursuant to Section 3.10 hereof;

          (iii)     to reimburse itself for any Nonrecoverable Advances;

           (iv) to reimburse itself from Insurance Proceeds and Liquidation Proceeds for amount expended by it pursuant to Section 3.16 hereof in good faith in connection with the restoration of property damaged by an Uninsured Cause;

            (v) to reimburse itself from Insurance Proceeds for Insured Expenses and to pay any unpaid servicing compensation to itself, any Retained Yield and any Administrative Fee to the Depositor from Insurance Proceeds, such payment of servicing compensation, Retained Yield and Administrative Fee to be made in accordance with Section 3.19 hereof and being limited to the amount, if any, by which the aggregate of Liquidation Proceeds and Insurance Proceeds received in connection with the liquidation of a defaulted Contract is, after the deduction of Insured Expenses, servicing compensation payable to the Servicer of such Contract, if any, and any amounts deducted pursuant to subclause (iv) above in excess of the Principal Balance of such Contract, together with accrued and unpaid interest thereon at the Pass-Through Rate;

           (vi) to reimburse itself from Liquidation Proceeds for Liquidation Expenses and, to the extent that Liquidation Proceeds after such reimbursement, and any other reimbursement pursuant to subclause (iv) above are in excess of the Principal Balance of the related Contract together with accrued and unpaid interest thereon at the Pass-Through Rate, to pay out of such excess the amount of any unpaid servicing compensation with respect to the related Contract to itself and any Retained Yield and the Administrative Fee to the Depositor (for disbursement in accordance with Section 3.19 hereof);

          (vii) to pay to itself, a Servicer or the Depositor, as the case may be, with respect to each Contract or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.04, 2.05, 3.15, or 9.01 hereof, all amounts received thereon and not taken into account in determining the related Principal Balance of such repurchased Contract;

         (viii) to reimburse itself or the Depositor for expenses incurred by and reimbursable to it or the Depositor pursuant to Section 6.03 hereof;

           (ix) to make deposits into the Reserve Fund, as required by the Reference Agreement;

            (x) to make payments to the Certificateholders, or remittances to the Trustee in the amounts, and in the manner, specified in the Reference Agreement;

           (xi) to pay to itself any interest earned on or investment income with respect to funds in Certificate Account (all such interest or income to be withdrawn monthly on such Distribution Date); and

          (xii) to clear and terminate the Certificate Account upon termination of this Agreement pursuant to Section 9.01 hereof.

          The Master Servicer shall keep and maintain separate accounting, on a Contract by Contract basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to such subclauses (i), (ii), (iv), (v), and
(vi).

SECTION 3.13.  Maintenance of the Pool Insurance Policy and Primary Credit
               -----------------------------------------------------------
               Insurance Policies; Collection Thereunder.
               -----------------------------------------

          If so specified in the Reference Agreement, the Master Servicer shall exercise its best reasonable efforts to maintain the Pool Insurance Policy in full force and effect throughout the terms of this Agreement, unless coverage thereunder has been exhausted through payment of claims. The Master Servicer shall pay the premiums for the Pool Insurance Policy on a timely basis. In the event that the Pool Insurer shall cease to be a Qualified Insurer because it shall not be qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state that has jurisdiction over the Pool Insurer in connection with the Pool Insurance Policy or if the Pool Insurance Policy is cancelled or terminated for any reason (other than the exhaustion of the total coverage), the Master Servicer shall exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement policy comparable to the Pool Insurance Policy with a total coverage that is equal to the then existing coverage of the Pool Insurance Policy; provided, however, that if the cost of any such replacement policy shall be greater than the cost of the Pool Insurance Policy, the amount of coverage of such replacement policy shall, unless the Depositor consents to coverage at a higher level, be reduced to a level such that the premium rate therefor shall not exceed the premium rate on such Pool Insurance Policy. In the event the Pool Insurer shall cease to be a Qualified Insurer, the Master Servicer agrees to review, not less often than monthly, the financial condition of the Pool Insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized for reasons related to the financial condition of the Pool Insurer. If the Master Servicer determines that recoveries are so jeopardized, it shall exercise its best reasonable efforts to obtain, from another Qualified Insurer, a replacement pool insurance policy, subject to the cost limitation set forth above. Prior to obtaining any replacement pool insurance policy, the Master Servicer shall notify the Depositor of the replacement pool insurance policy the Master

Servicer intends to obtain and, if the Depositor so directs, obtain a replacement pool insurance policy approved by the Depositor.

          The Master Servicer shall not take, or permit any Servicer to take, any action that would result in loss of coverage under any applicable Primary Credit Insurance Policy of any loss which, but for the actions of the Master Servicer or Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to keep in full force and effect such Primary Credit Insurance Policy applicable to a Nonsubserviced Contract, and shall use its best reasonable efforts to cause each Servicer to keep in full force and effect, each Primary Credit Insurance Policy applicable to a Contract being serviced by it, until, in the case of a Primary Credit Insurance Policy, [(i) the principal balance of the related Contract is reduced to [80%] or less of the Appraised Value, in the case of a Contract having a Loan-to-Value Ratio at origination in excess of [80%], and (ii) the principal balance of the related Contract is reduced to [75%] or less of its Appraised Value. The Master Servicer agrees to pay, with respect to each Nonsubserviced Contract, and otherwise, to the extent the related Servicer does not do so, the premiums for each Primary Credit Insurance Policy on a timely basis and shall use its best reasonable efforts to cause itself or the Servicer to be named as loss payee.
In the event that the insurer under any Primary Credit Insurance Policy shall cease to be qualified to transact a [manufactured housing] insurance business under the laws of the state of its organization or any other state that has jurisdiction over such insurer (or if such insurer's claims paying ability shall cease to be acceptable to the Rating Agency) or such Primary Credit Insurance Policy is cancelled or terminated for any reason, the Master Servicer shall exercise its best reasonable efforts to obtain, or to cause the related Servicer to obtain, from another Qualified Insurer, a replacement policy comparable to such Primary Credit Insurance Policy with a total coverage that is equal to the then existing coverage of such Primary Credit Insurance Policy. The Master Servicer shall not cancel or refuse to renew any such Primary Credit Insurance Policy with respect to a Nonsubserviced Contract, or consent to the cancellation or refusal to renew any such Primary Credit Insurance Policy applicable to any other Contract, which is in effect at the date of the initial issuance of the Certificates pursuant to the Reference Agreement and is required to be kept in force hereunder unless the replacement Primary Credit Insurance Policy for such cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency. In connection with any assumption and modification agreement entered into by the Master Servicer or a Servicer pursuant to Section 3.15, the Master Servicer shall promptly notify the insurer under the related Primary Credit Insurance Policy. If such Primary Credit Insurance Policy is terminated as a result of such assumption, the Master Servicer shall obtain a replacement primary Credit Insurance Policy, as provided above.

          In connection with its activities as administrator and servicer of the Contracts, the Master Servicer agrees to present, on behalf of itself, the Depositor, the Trustee and the Certificateholders, claims to the Pool Insurer under the Pool Insurance Policy, to the insurer under any Primary Credit Insurance Policies, to take such reasonable action as shall be necessary to permit recovery under the Pool Insurance Policy or any Primary Credit Insurance Policies respecting defaulted Contracts. Pursuant to Section 3.08 hereof, any amounts collected by the Master Servicer under the Pool Insurance Policy or any Primary Credit Insurance Policy shall be deposited in the Certificate Account, subject to the withdrawal pursuant to Section 3.12 hereof. In those cases in which a Contract is serviced by a Servicer, the Servicer, on behalf of itself, the Master Servicer, the Depositor, the Trustee, and the Certificateholders, will, pursuant to the related Warranty and Servicing Agreement, be required to present claims to the insurer under the Primary Credit Insurance Policy and deposit all collection thereunder in the related Service Account for deposit in the Certificate Account.

SECTION 3.14.  Maintenance of Hazard Insurance, the Special Hazard Insurance
               -------------------------------------------------------------
               Policy and Other Insurance.
               --------------------------

          The Master Servicer shall, with respect to Nonsubserviced Contracts and, with respect to any other Contract, to the extent that the related Servicer does not do so, cause to be maintained for each Contract, hazard insurance with extended coverage in an amount that is at least equal to the maximum insurable value of the Manufactured Home securing such Contract or its Principal Balance, whichever is less. Such insurance shall also cover losses arising from direct and sudden accidental loss to any transportable Manufactured Home caused by collision when such Manufactured Home is being transported and losses arising from alteration, conversion or concealment of any Manufactured Home. The Master Servicer shall also, with respect to Nonsubserviced Contracts and, with respect to any other Contract, to the extent that the related Servicer does not do so, cause to be maintained on property acquired upon repossession or voluntary surrender, hazard insurance with extended coverage in an amount that is at least equal to the maximum insurable value of the Manufactured Homes that are a part of such property and in compliance with the requirements of the Special Hazard Insurance Policy, liability insurance and, to the extent described below, flood insurance. Pursuant to Section 3.08 hereof, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Manufactured Home or property thus acquired or amounts released to the Obligor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the

Certificate Account, subject to withdrawal pursuant to Section 3.12 hereof. Any cost incurred by the Certificateholders or the related Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Master Servicer or remittances to the Trustee, be added to the Principal Balance of the Contract, notwithstanding that the terms of the Contract so permit. Such costs shall be recoverable by the Master Servicer out the related Servicer or of late payments by the related Obligor or out of Insurance Proceeds or Liquidation Proceeds to the extent permitted by the applicable Warranty and Servicing Agreement and by Section 3.12 hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Obligor or maintained on any Manufactured Home acquired in respect of a Contract other than pursuant to such applicable laws and regulations as shall at any time be in force an as shall require such additional insurance. If the Manufactured Home is located at the time of origination of the Contract in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance to be maintained with respect to a Nonsubserviced Contract and, with respect to any other Contract, shall cause such flood insurance to be maintained, in the event the related Servicer shall fail to do so. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid Principal Balance of the related Contract and (ii) the maximum amount of such insurance available for the related Manufactured Home under the national flood insurance program, if the area in which such Manufactured Home is located is participating in such program.

          In the event that the Master Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Contracts, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Manufactured Home a policy complying with the first sentence of this Section 3.14, and there shall have been a loss that would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Contracts, the Master Servicer agrees to present, on behalf of itself, the Depositor, the Trustee and the Certificateholders, claims under any such blanket policy.

          As long as the Pool Insurance Policy is in effect, the Master Servicer covenants and agrees to exercise its best reasonable efforts to maintain the Special Hazard Insurance Policy in full force and effect, unless coverage thereunder has been exhausted through payment of claims, and to pay the premium for the Special Hazard Insurance Policy on a timely basis. In the event that the Special Hazard Insurance Policy shall be cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer shall exercise its best reasonable efforts to obtain from another insurer, the claims-paying ability of which shall be acceptable to the Rating Agency, a replacement policy comparable to the Special Hazard Insurance Policy with a total coverage that is equal to the then existing coverage of the Special Hazard Insurance Policy; provided, however, that if the cost of any replacement policy shall be greater than the cost of the Special Hazard Insurance Policy, the amount of coverage of such replacement policy shall, unless the Depositor consents to coverage at a higher level, be reduced to a level such that the cost of such replacement policy shall not exceed the cost of the Special Hazard Insurance Policy. Prior to obtaining any replacement Special Hazard Insurance Policy, the Master Servicer shall notify the Depositor of the replacement Special Hazard Insurance Policy the Master Servicer intends to obtain and, if the Depositor so directs, obtain a replacement Special Hazard Insurance Policy approved by the Depositor. In connection with its activities as administrator and servicer of the Contracts, the Master Servicer agrees to present, on behalf of itself, the Depositor, the Trustee and the Certificateholders, claims to the Special Hazard Insurer under the Special Hazard Insurance Policy and, in this regard, to take such reasonable action as shall be necessary to permit recovery under the Special Hazard Insurance Policy the Master Servicer intends to obtain and, if the Depositor so directs, obtain a replacement Special Hazard Insurance Policy approved by the Depositor. In connection with its activities as administrator and servicer of the Contracts, the Master Servicer agrees to present, on behalf of itself, the Depositor, the Trustee and the Certificateholders, claims to the Special Hazard Insurer under the Special Hazard Insurance Policy and, in this regard, to take such reasonable action as shall be necessary to permit recovery under the Special Hazard Insurance Policy defaulted Contracts. Pursuant to Section 3.08 hereof, any amounts collected by the Master Servicer under the Special Hazard Insurance Policy that are in the nature of Insurance Proceeds shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section 3.12 hereof. Any other amounts collected by the Master Servicer under the Special Hazard Insurance Policy shall be applied by it towards the restoration of the related property to a condition requisite to the presentation of claims on the related Contracts to the Pool Insurer under the Pool Insurance Policy.

SECTION 3.15.  Enforcement of Due-On-Sale Clauses; Assumption Agreements.
               ---------------------------------------------------------

          (a) When any property subject to a Contract has been conveyed by the Obligor, the Master Servicer shall, with respect to Nonsubserviced Contracts and, with respect to any other Contracts, to the extent the related Servicer does not do so, to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Contract, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. In the event that the Master Servicer or the related Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely effected, the Master Servicer is authorized subject to Section 3.15(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Contract and, unless prohibited by applicable state law, the Obligor remains liable thereon, provided that the Contract shall continue to be covered (if so covered before the Master Servicer enters such agreement) by the applicable Required Insurance Policies. The Master Servicer, subject to Section 3.15(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such person, pursuant to which the original Obligor is released from liability and such person is substituted as Obligor and becomes liable under the Contract. Notwithstanding the foregoing,
(i) the Master Servicer shall not be deemed to be in default under this Section
3.15 (a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing, for any reason whatsoever.

          (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.15(a) hereof and to such other limitations or conditions specified in the related Warranty and Servicing Agreement, if any, in any case in which a Manufactured Home has been conveyed to a Person by an Obligor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Contract that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Obligor from liability on the Contract, the Master Servicer shall deliver or cause to be delivered to the Trustee for signature the assumption agreement with the Person to whom the Manufactured Home is to be conveyed and such modification agreement or supplement to the Contract or other instruments as are reasonable or necessary to carry out the terms of the Contract or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Manufactured Home to such Person. The Master Servicer shall also deliver or cause to be delivered to the Trustee with the foregoing documents a letter explaining the nature of such documents and the reason or reasons why the Trustee's signature is required. With such letter, the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer certifying that: (i) a Servicing Officer has examined and approved such documents as to form and substance, (ii) the Trustee's execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Contract to be uncollectible in whole or in party, (iii) any required consents of insurers under any Required Insurance Policies have been obtained and (iv) subsequent to the closing of the transaction involving the assumption or transfer (A) the Contract will continue to be secured by a first mortgage lien pursuant to the terms of the Contract,
(B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Contract will fully amortize over the remaining term thereof, (D) the interest rate payable under the Contract will not be altered nor will the term of the Contract be increased and (E) if the seller/transferor of the Manufactured Home is to be released from liability on the Contract, such release will not (based on the Master Servicer's good faith determination) adversely affect the collectibility of the Contract. Upon receipt of such certificate, the Trustee shall execute any necessary instruments for such assumption or substitution of liability. Upon the closing of the transactions contemplated by such document, the Master Servicer shall cause the originals of the assumption agreement, the release (if any), or the modification or supplement to the Contract to be delivered to the Trustee (or the related Custodian, as the duly appointed agent of the Trustee) and deposited with the Contract File for such Contract. Any fee collected by the Master Servicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation.

          In the event that the Master Servicer, in connection with any such assumption or modification agreement or supplement to the Contract, is unable to deliver the certificate of the Servicing Officer set forth above, the Master Servicer shall purchase, or cause the related Servicer to purchase the related Contract in the manner, and at the Purchase Price, set forth in Section 2.03 hereof.

SECTION 3.16.  Realization Upon Defaulted Contracts.
               ------------------------------------

          In the event that a Contract comes into and continues in default and no satisfactory arrangement can be made for collection of delinquent payments pursuant to Section 3.06 hereof, the Master Servicer shall take all steps
necessary for Repossession.   In connection with such Repossession, the Master
Servicer shall, consistent with Section 3.13 hereof, follow such practices and procedures as shall be normal and usual in its general servicing of installment sales contacts and installment loan agreements for manufactured housing. The foregoing is subject to the provision that the Master Servicer shall not be required to expend its own funds in connection with any Repossession or like procedure or towards the restoration of any property unless it shall determine
(i) that such restoration and/or Repossession will increase the proceeds of liquidation of the Contract to Certificateholders after reimbursements to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Certificate Account pursuant to Section 3.12 hereof) or through Insurance Proceeds (respecting which it shall have similar priority). The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Manufactured Home, as contemplated in Section 3.12 hereof. Notwithstanding the foregoing, the Master Servicer shall not be entitled to recover legal expenses incurred in connection with any Repossession or like procedure where the Contract is reinstated and such Repossession or like procedure where the Contract is reinstated and such repossession or like procedure is terminated prior to completion, other than from sums received from the Obligor with respect to such expenses. The decision of the Master Servicer to repossess a defaulted Contract shall be subject to instructions from the Trustee not to repossess upon such Contract, upon a determination by the Trustee that the proceeds of such Repossession would not exceed the costs and expenses of bringing such a proceeding.

SECTION 3.17.  Trustee to Cooperate; Release of Contract Files.
               -----------------------------------------------

          Upon the payment in full of any Contract, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.08 hereof have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Contract File. Upon receipt of such certification and request, the Trustee shall promptly release (or shall cause the related Custodian to release) the related Contract File to the Master Servicer, and the Depositor and the Trustee shall execute and deliver to the Master Servicer the request for reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Contract. No expenses incurred in connection with any instrument of satisfaction shall be chargeable to the Certificate Account or the related Servicing Account. From time to time and as shall be appropriate for the servicing or Repossession of any Contract, including for such purpose, collection under the Pool Insurance Policy, The Special Hazard Insurance Policy, any Primary Credit Insurance Policy or any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Manufactured Home from the lien of the Contract or the making of any corrections to the Contract or any of the other documents included in the Contract File, the Trustee shall, upon request of the Master Servicer and the delivery to the Trustee of a receipt signed by a Servicing Officer (the "Trust Receipt"), release (or cause the related

Custodian to release) the Contract File to the Master Servicer, or to the related Servicer if the Master Servicer so requests. Subject to the further limitations set forth below, the Master Servicer shall cause the Contract File or documents so released to be returned to the Trustee, or the Custodian, as the case may be, when the need therefor by the Master Servicer or Servicer no longer exists, unless the Contract is liquidated and the proceeds thereof are deposited in the Certificate Account, in which case the Trustee shall, upon the Trustee's receipt of a certification (which certification shall include a statement to such effect), deliver the Trust Receipt to the Master Servicer. If a Servicer or the Master Servicer at any time seeks to initiate a Repossession in respect of any Manufactured Home as authorized by the related Warranty and Servicing Agreement, or this Agreement, as the case may be, the Master Servicer shall deliver or cause to be delivered to the Depositor and the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such Repossession or any legal action brought to obtain judgment against the Obligor on the Contract or to obtain a deficiency judgement or to enforce any other remedies or rights provided by the Contract or otherwise available at law or in equity. Together with such documents or pleadings, the Master Servicer shall deliver to the Depositor and the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents to be executed by the Trustee and a Servicing officer shall certify as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate the insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Contract except for the termination of such lien upon completion of Repossession. Notwithstanding the foregoing, the Master Servicer shall cause possession of any Contract File or of the documents therein that shall have been released by the Trustee, or the Custodian, as the case may be, to be returned to the Trustee or Custodian within 21 calendar days after possession thereof shall have been released by the Trustee or Custodian unless (i) the Contract has been liquidated and the Insurance Proceeds or Liquidation Proceeds relating to the Contract have been deposited in the Certificate Account, and the Master Servicer shall have delivered to the Trustee a certificate of a Servicing Officer certifying to such effect or (ii) the Contract File or document shall have been delivered to an attorney or to a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the Repossession of the Manufactured Home and the Master Servicer shall have delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which the Contract File or the documents therein were delivered and the purpose or purposes of such delivery.

SECTION 3.18.  Documents, Records and Funds in Possession of Master Servicer to
               ----------------------------------------------------------------
               be Held for the Depositor and the Trustee.
               -----------------------------------------

          Notwithstanding any other provisions of this Agreement, the Master Servicer shall transmit to the Trustee as required by this Agreement all documents and instruments coming into the possession of the Master Servicer from time to time and shall account fully to the Trustee for any funds received by the Master Servicer or which otherwise are collected by the Master Servicer as Liquidation proceeds or Insurance Proceeds in respect of any Contract. All Contract Files and funds collected or held by, or under the control of, the Master Servicer in respect of any contracts, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, including but not limited to, any funds on deposit in the Certificate Account, shall be held by the Master Servicer for and on behalf of the Depositor, the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Master Servicer also agrees that it shall not create, incur or subject any Contract File or any funds that are deposited in the Certificate Account or any Servicing or Escrow Account, or any funds that otherwise become due or payable to the Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set-off against any Contract File or any funds collected on, or in connection with, a Contract, except, however, that the Master Servicer shall be entitled to set-off against and, deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

SECTION 3.19.  Servicing Compensation; Retained Yield.
               --------------------------------------

          As compensation for its activities hereunder,the Master Servicer shall be entitled to withdraw from the Certificate Account the amounts specified in sub-clauses (i), (v) and (vi) of Section 3.12 hereof and in the related Reference Agreement as payable to it. The Depositor (or at its direction, its designee) shall be entitled to receive the Retained Yield and the Administrative Fee specified and in such subclauses and in the Reference Agreement.

          Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise shall be retained by the Master Servicer or the related Servicer, as the case may be, to the extent not required to be deposited in the Certificate Account pursuant to Section 3.08 hereof or in the Servicing Account pursuant to the related Servicing Agreement. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for Primary

Credit Insurance Policies, to the extent such premiums are not required to be paid by the related Obligors or the related Servicer, payment of any premiums for hazard insurance, as required by Section 3.14 hereof, payment of the premiums for the Pool Insurance Policy, as required by Section 3.13 hereof and maintenance of the other forms of insurance coverage required by Section 3.14 hereof) and shall be entitled to reimbursement therefore except as specifically provided in Section 3.12, 3.16 and 4.04 hereof.

SECTION 3.20.  Reports to the Trustee and the Depositor; Certificate Account
               -------------------------------------------------------------
               Statements.
               ----------

          On each Distribution Date, the Master Servicer shall forward to the Trustee and the Depositor a statement, certified by a Servicing Officer, setting forth the status of the Certificate Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Certificate Account for each category of deposit specified in Section 3.08 hereof and each category of withdrawal specified in Section 3.12 hereof.

SECTION 3.21.  Annual Statement as to Compliance.
               ---------------------------------

          The Master Servicer shall deliver to the Depositor and the Trustee on or before April 30 of each year, commencing on April 30 not less than nine months after the Delivery Date specified in the Reference Agreement, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of the performance of the Master Servicer under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof, (iii) a Servicing Officer has conducted an examination of the activities of each Servicer during the immediately preceding year and its performance under the related Warranty and Servicing Agreement, and (iv) to the best of such Servicing Officer's knowledge, based on such examination, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Warranty and Servicing Agreement in all material respects throughout such year, or if there has been a default in the performance or fulfillment of any, such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

SECTION 3.22.  Annual Independent Public Accountant's Servicing Report.
               -------------------------------------------------------

          On or before April 30 of each year, commencing on April 30 not less than nine months after the Delivery Date specified in the Reference Agreement, the Master Servicer, at its expense, shall cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Depositor and the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Contracts and that, on the basis of an examination conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, with respect to the servicing of installment loan agreements and installment sales contracts, such servicing has been conducted in compliance with such agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of Contracts by Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, with respect to the servicing of installment loan agreements and installment sales contracts (rendered within one year of such statement) of independent public accountants with respect to the related Servicer.

SECTION 3.23.  Letters of Credit.
               -----------------

          If so specified in the Reference Agreement, the Depositor shall obtain, in favor of the Trustee on behalf of the Certificateholders, such irrevocable, stand-by Letters of Credit, with such terms and provisions, as are set forth in the Related Reference Agreement. In the event that an L/C Bank shall be required to make any payments under a Letter of Credit, the Master Servicer shall notify the Trustee, no later than the Determination Date next preceding the related Distribution Date, such notice specifying the amount of such required payment. Unless otherwise set forth in the related Reference Agreement, not later than the close of business on the Business Day preceding the Distribution Date, the Trustee shall draw upon the Letter of Credit in the amount of such required payment to the extent of the amount available thereunder and deposit in the Certificate Account, in immediately available funds, the amount drawn under the Letter of Credit.

          If at any time an L/C Bank makes a payment covering the amount of the outstanding principal balance of a Liquidating Contract, the Trustee shall release (or shall cause the related Custodian to release) the related Contract File to such L/C Bank or its designee and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in such L/C Bank or its designee all right, title and interest in such Contract, and the L/C Bank or its designee will thereupon acquire such Liquidating Contract, together with related security interests and documents, free of any further obligation to the Trustee or the Certificateholders of such Series with respect thereto except as may be provided in such Letter of Credit and in the related Reference Agreement.

          The Depositor shall have the power to substitute for any Letter of Credit another irrevocable standby letter of credit, provided that no such substitution shall be made unless the substitute letter of credit contains provisions that are in all material respects the same as, or more favorable to the Certificateholders than, the original Letter of Credit and provided further that such substitution will not result in a reduction of the then outstanding rating of the Certificates, or the withdrawal of such rating, by the Rating Agency rating such Certificates, as evidenced by written confirmation to that effect by such Rating Agency.

          Any replacement of a Letter of Credit pursuant to this Section 3.23 shall be accompanied by a written Opinion of Counsel to the issuer of such substitute letter of credit, addressed to the Master Servicer and the Trustee, to the effect that such substitute letter of credit constitutes a legal, valid and binding obligation of the issuer thereof, enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium and other similar laws from time to time in effect relating to creditors' rights generally) and concerning such other matters as the Master Servicer and the Trustee shall reasonably request.

SECTION 3.24.  Reserve Fund.
               ------------

          If so specified in the Reference Agreement, the Master Servicer shall establish and maintain with the Trustee, in the manner specified in the Reference Agreement a separate investment account (the "Reserve Fund"). The Reserve Fund will not be included in the Trust Fund. All amounts shall be deposited into, withdrawn and distributed from the Reserve Fund in accordance with the provisions of the Reference Agreement.

          The Master Servicer, on behalf of the Holders of the Subordinated Certificates, will cause a valid and perfected first priority security interest under the Uniform Commercial Code, as in effect in the [State of __________] from time to time to be maintained in the Reserve Fund, the amounts deposited therein and the investments thereof (other than any income from the investment of funds in the Reserve Fund) in order to secure the full and timely performance with respect to the subordination of the Subordinated Certificates pursuant to the provisions of the Reference Agreement.

          Amounts held in the Reserve Fund from time to time shall continue to be the property of the Holders of the Subordinated Certificates until withdrawn from the Reserve Fund in accordance with the provisions of the Reference Agreement. Amounts held in the Reserve Fund shall be invested by the Trustee at the direction of the Master Servicer for the benefit of the Holders of the Subordinated Certificates in one or more Eligible Investments in the manner set forth in the related Reference Agreement.

SECTION 3.25.  Administration of Buydown Funds.
               -------------------------------

          With respect to each Buydown Contract included in the Trust Fund, the related Servicer shall deposit Buydown Funds in an account that satisfies the requirements for a Servicing Account (the "Buydown Account"). On each Servicer Remittance Date, such Servicer will, as to each Buydown Contract serviced by it, withdraw from the Buydown Account in an amount equal to an aggregate amount of payments that, when added, as required by such buydown plan, to the amount required to be paid by the related obligor on each Due Date in accordance with such related Obligor on each Due Date in accordance with such buydown plan, is equal to the full monthly payment due on such Due Date and deposit that amount in the Certificate Account, for distribution in accordance with the provisions of Section 3.08 and Section 3.12.

          If the Obligor on a Buydown Contract prepays such loan in its entirety during the period (the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Contract, the Servicer shall withdraw from the Buydown Account and remit to the Master Servicer for deposit in the Certificate Account the Buydown Funds such Buydown Contract remaining in the Buydown Account, for distribution in accordance with the provisions of Section 3.08 and Section 3.12. If the Mortgagor on a Buydown Contract defaults on such loan during the Buydown Period and the property securing such Buydown Contract is sold in the liquidation thereof (either by the Master Servicer, the Pool Insurer or the insurer under any related Primary Credit Insurance Policy), the Servicer shall withdraw from the Buydown Account and remit to the Master Servicer or deposit in the Certificate Account or, if so instructed by the Master Servicer pay to (i) the Pool Insurer if the Manufactured Home has been transferred to the Pool Insurer pursuant to the Pool Insurance Policy and 100% of the related claim under the Pool Insurance Policy is paid or (ii) the insurer under any related Primary Credit Insurance Policy if the Manufactured Home is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default, the Buydown Funds for such Buydown Contract still held in the Buydown Account. Any amount remitted pursuant to the preceding sentence will reduce the amount owed on the Contract for purposes of calculating Liquidation Proceeds.]

                                  ARTICLE IV.

               ADVANCES BY THE MASTER SERVICER; PERFORMANCE BOND

SECTION 4.01.  Monthly Advance.
               ---------------

          Subject to the conditions of this Article IV, the Master Servicer, as required below, shall make a monthly Advance to the Certificate Account, in the amount, if any, of the aggregate scheduled installments of principal and interest, after adjustment of such interest payment to the Pass-Through Rate for such Contract, on the Contracts that were due on the Due Date but which were not received or advanced by the Servicers (including the Master Servicer, in its capacity as Servicer of Nonsubserviced Contracts) and remitted to the Certificate Account on or prior to the Servicer Remittance Date. Each Monthly Advance shall be remitted to the Certificate Account no later than the close of business on the Business Day immediately preceding the related Distribution Date in immediately available funds. The Master Servicer shall be obligated to make any such Monthly Advance only to the extent that such advance, in the good faith judgement of the Master Servicer, is reimbursable from Insurance Proceeds, Liquidation Proceeds payments under a Letter of Credit or under any Alternative Credit Support, or otherwise. On the Determination Date immediately preceding the related Distribution Date, the Master Servicer shall determine whether and to what extent any Servicers have failed to make any advances of principal or any interest in respect of scheduled installments of principal and interest that were due on the Due Date and whether such deficiencies, if advanced by the Master Servicer, would be reimbursable from Insurance Proceeds, Liquidation Proceeds or otherwise. If the Master Servicer shall have determined that it is not obligated to make the entire Monthly Advance because all of a lesser portion of such Monthly Advance would not be reimbursable from Insurance Proceeds, Liquidation Proceeds or otherwise, the Master Servicer shall promptly deliver to the Trustee an Officer's Certificate setting forth the reasons for the Master Servicer's determination.

          In lieu of making all or a portion of such Monthly Advance, the Master Servicer may cause to be made an appropriate entry in its records relating to the Certificate Account that funds in such account being held for future distribution or withdrawal have been used by the Master Servicer in discharge of its obligation to make any such Monthly Advance. Any funds being held in the Certificate Account for future distribution to the Certificateholders shall be replaced by the Master Servicer by deposit, in the manner set forth above, in the Certificate Account no later than the close of business on the Business Day immediately preceding the related Distribution Date, to the extent that funds in the Certificate Account on such Distribution Date are less than the amounts required to be distributed to the Certificateholders on such Distribution Date. The Master

Servicer shall be entitled to be reimbursed from the Certificate Account for all Monthly Advances made pursuant to this Section as provided in Section 3.12.

SECTION 4.02.  Advances for Attorneys' Fees.
               ----------------------------

          The Master Servicer shall, with respect to any Nonsubserviced Contract, and otherwise, to the extent not made by the related Servicer, make advances from time to time for attorneys' fees and court costs incurred, or which reasonably can be expected to be incurred, for the Repossession of any Manufactured Home, unless the Master Servicer has made a good faith determination that such advances are not recoverable from Insurance Proceeds or Liquidation Proceeds relating to the Contract, payments under the Letter of Credit or under any Alternative Credit Support or otherwise. If the Master Servicer shall make a good faith determination that such advances are not so reimbursable, the Master Servicer shall promptly deliver to the Trustee an Officers' Certificate setting forth the reasons for such determination. The Master Servicer shall be entitled to reimbursement for any such advance as provided in Section 3.12 hereof.

SECTION 4.03.  Advances for Amounts Collected by Servicer but Not Remitted.
               -----------------------------------------------------------

          In the event that any Servicer fails to remit to the Certificate Account on the Servicer Remittance Date the full amount of the funds in the custody or under the control of the Servicer that the Servicer is required to remit under the terms of the related Warranty and Servicing Agreement, then the Master Servicer, upon and subject to the terms of this Article IV, shall advance and remit to the Certificate Account, no later than the close of business on the Business Day immediately preceding the related Distribution Date,in the manner specified in Section 4.01 hereof, an amount equal to the portion of the required remittance that was not so remitted. The Master Servicer shall be obligated to make such advance only the extent that such advance in the good faith judgement of the Master Servicer is reimbursable from Insurance Proceeds, Liquidation Proceeds, or otherwise. If the Master Servicer at any time makes a determination that such advance is not or would not be so reimbursable, the Master Servicer shall promptly deliver to the Trustee an Officer's Certificate setting forth the reasons for such determination. The Master Servicer shall be entitled to reimbursement for any such advance as provided in Section 3.12.

SECTION 4.04.  Nonrecoverable Advances.
               -----------------------

          Any Monthly Advance or other advance previously made by the Master Servicer under Sections 4.01, 4.02 and 4.03 of this Agreement that the Master Servicer shall ultimately determine in its good faith judgment to be not recoverable from Insurance

Proceeds, Liquidation Proceeds, payments under the Letter of Credit or under any Alternative Credit Support, or otherwise, shall be a Nonrecoverable Advance.
The determination by the Master Servicer that it has made a Nonrecoverable Advance shall be evidenced by an Officers' Certificate of the Master Servicer promptly delivered to the Trustee setting forth the reasons for such determination. Following the Trustee's receipt of the Officers' Certificate, the Master Servicer shall be entitled to reimbursement for such Nonrecoverable Advance as provided in Section 3.12 hereof.

SECTION 4.05.  Advances for Additional Interest in Connection with Principal
               -------------------------------------------------------------
               Payments.
               --------

          In the event that any Contract is the subject of a full or partial Principal Prepayment and such full or partial Principal Prepayment does not include interest on the Principal Balance through and including the last day of the month during which such Principal Prepayment is made, the Master Servicer shall, with respect to each Nonsubserviced Contract, and otherwise to the extent that such interest shall not have been paid by the Servicer and deposited in the Certificate Account on or before the Servicer Remittance Date next succeeding the date of such full or partial Principal Prepayment, advance and deposit into the Certificate Account, on or before the close of business on the Business Day immediately preceding the related Distribution Date, an amount equal to such additional interest, adjusted to the Pass-Through Rate. Such advance shall be made regardless of whether the Contract requires the payment of such interest or whether such amount is recoverable from Liquidation Proceeds, Insurance Proceeds, payments under the Letter of Credit or under any Alternative Credit Support, or otherwise or whether the Master Servicer shall have determined that such advance, if made, would be Nonrecoverable Advance; and in case of such advance, the Master Servicer shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee or the Certificateholders, but may seek and obtain recovery from the Servicer that failed to make the advance, through legal action or otherwise, to the extent provided in the related Warranty and Servicing Agreement. Notwithstanding anything to the contrary contained herein, the Master Servicer shall have no entitlement hereunder to any retained yield payable to such Servicer with respect to any Contract serviced by it hereunder.

SECTION 4.06.  Performance Bond.
               ----------------

          The performance of the obligations of the Master Servicer under this Agreement are Guaranteed by the Performance Bond. In the event the creditworthiness of the obligor under the Performance Bond is impaired such that the Rating Agency advises the Depositor or the Trustee that the outstanding rating of the Certificates would be lowered by the Rating Agency, the Master Servicer shall secure as soon as practicable (and, in any event, within 30 days) a substitute guaranty or similar form of insurance coverage in an amount equal to _____% of the outstanding Principal Balance of the Contracts and issued by an entity the creditworthiness of which is determined by the Rating Agency to be sufficient to maintain the outstanding rating of the Certificates. Upon delivery of such substitute guaranty or similar form of insurance coverage, all obligations under the Performance Bond shall be discharged. Unless the Rating Agency confirms within such 30-day period that, after giving effect to such substitution, it will not lower the outstanding rating of the Certificates, the Master Servicer shall deposit cash with the Trustee in a separate account (the "Guaranty Fund") in an amount equal to _____% of the then outstanding Principal Balance of the Contracts. The amount so deposited shall be held by the Trustee as security for the Certificates and shall be invested by the Trustee in Eligible Investments. Upon such deposit, any obligation under the Performance Bond or any substitute guaranty or similar form of insurance coverage shall be discharged. In the event that the Master Servicer fails to make any Monthly Advance required by the terms of this Agreement, the Trustee shall withdraw the amount of such Monthly Advance from the Guaranty Fund and deposit the amount so withdrawn in the Certificate Account. Any such withdrawal shall not result in any waiver of the Trustee's rights hereunder with respect to any Event of Default resulting from the Master Servicer's failure to make such required payment. Earnings from the investment of any amounts deposited with the Trustee pursuant to this Section 4.06 shall be for the account of the Master Servicer. The amount of any losses incurred in respect of any such investment shall be deposited by the Master Servicer into the Guaranty Fund immediately, as realized.

          The obligations of the Master Servicer under Section 2.03(b) hereof are further guaranteed by the Performance Bond. In the event that the outstanding credit rating of the commercial paper obligations of the obligor under the Performance Bond is reduced by the Rating Agency with the result that the outstanding rating of the Certificates would be reduced by the Rating Agency, the Master Servicer shall secure as soon as practicable a substitute guaranty or similar form of insurance coverage, which shall be (a) in an amount equal to the amount of the Master Servicer's outstanding obligations under
Section 2.03(b) hereof and (b) issued by an entity that has an outstanding commercial paper rating sufficient to maintain the outstanding rating of the Certificates. If a substitute guaranty or other form of insurance coverage has not been issued to the Trustee within thirty days after the Rating Agency notifies the Depositor or the Trustee of its intent to lower the rating of the Certificates, the Master Servicer shall deposit and maintain with the Trustee cash in an amount equal to the amount of its outstanding obligations under
Section 2.03(b) hereof. The amount so deposited shall be held by the Trustee in a separate account as security for the Certificates (the "Repurchase Fund") and shall be invested by the Trustee at the direction of the Master Servicer in Eligible Investments. In the event that the Master Servicer fails to make any payment required to be made pursuant to Section 2.03(b), the Trustee shall withdraw the amount of such required payment from the Repurchase Fund and deposit the amount so withdrawn in the Certificate Account. Any such withdrawal shall not result in a waiver of the Trustee's rights with respect to any Event of Default resulting from the Master Servicer's failure to make any such required payment. The Master Servicer may withdraw any amounts on deposit with the Trustee in excess of its outstanding obligations under Section 2.03(b) hereof and shall deposit cash in the amount necessary to satisfy any deficiency in the Repurchase Fund upon receipt of the Trustee's demand therefor. Earnings from the investment of any amounts so deposited with the Trustee shall be for the account of the Master Servicer. The amount of any losses incurred in respect of any such investment shall be deposited by the Master Servicer into the Repurchase Fund immediately, as realized.


                                  ARTICLE V.

                               THE CERTIFICATES

SECTION 5.01.  The Certificates.
               ----------------

          The Certificates shall be substantially in the forms set forth in the Reference Agreement. A Single Certificate shall evidence the interest in the Trust Fund specified in the Reference Agreement. The Certificates may be issued in one or more Classes and such Classes may be divided into one or more Subclasses as provided in the Reference Agreement. One or more of such Classes or Subclasses may be subordinated to any other one or more of such Classes or Subclasses as provided in the Reference Agreement. One or more or such Classes or Subclasses may receive unequal amounts of the principal and/or interest payments made from the Contracts as specified in the Reference Agreement. The timing of payments to any one or more of such Classes or Subclasses may be made on a sequential or pro rata basis as provided in the Reference Agreement. The Certificates shall be executed by manual or facsimile signature on behalf of the Depositor by its President or one of its Executive Vice Presidents, Senior Vice Presidents or First Vice Presidents under its seal imprinted thereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Depositor shall bind the Depositor, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this

Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth in Section
8.10 executed by the Trustee by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

SECTION 5.02.  Registration of Transfer and Exchange of Certificates.
               -----------------------------------------------------

          The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06 hereof, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar named in the Reference Agreement shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in like aggregate interest in the Trust Fund and of the same Class.

          At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same aggregate interest in the Trust Fund and of the same Class, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Depositor shall execute and the Trustee shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          All Certificates surrendered for registration of transfer and exchange shall be cancelled and subsequently destroyed by the Trustee or, at its direction, by the Certificate Registrar.

          Unless otherwise specified in the Reference Agreement, the Certificate Registrar will provide the Master Servicer not later than the 15th Business Day next preceding the Distribution Date the names and addresses of the Certificateholders as of the Record Date and the interest of each of them in the Trust Fund.

SECTION 5.03.  Mutilated Destroyed, Lost or Stolen Certificates.
               ------------------------------------------------

          If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Master Servicer, the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust Fund. In connection with the issuance of any new Certificate under this Section 5.03, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 5.04.  Persons Deemed Owners.
               ---------------------

          Prior to due presentation of a Certificate for registration of transfer, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Master Servicer, the Trustee or the Certificate Registrar may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Reference Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Master Servicer, the Trustee or the Certificate Registrar shall be affected by any notice to the contrary.

SECTION 5.05.  Access to List of Certificateholders' Names and Addresses.
               ---------------------------------------------------------

          If the Trustee is not the Certificate Registrar and at any time requests the Certificate Registrar in writing to provide a list of the names and addresses of Certificateholders, the Certificate Registrar will furnish to the Trustee, within 15 days after receipt of a request, such list as of the most recent Record Date, in such form as the Trustee may reasonably require. If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and (c) provide a copy of the communication which such Certificateholders propose to transmit, then the Trustee shall, within five Business Days after the receipt of such request, afford such Certificateholders access during normal business hours to the most recent list held by the Trustee, if any. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, the Trustee shall promptly request from the Certificate Registrar a current list and shall afford such Certificateholders access to such list promptly upon its receipt by the Trustee. Every Certificateholder, by receiving and holding a Certificate, agrees that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

SECTION 5.06.  Maintenance of Office or Agency.
               -------------------------------

          The Trustee will maintain or cause to be maintained at their expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially appoints the Certificate Registrar designated in the Reference Agreement for transfer and exchange of Certificates and designates the office described in the Reference Agreement as its office for purposes of receipt of such notices and demands. The Trustee will give prompt written notice to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.


                                  ARTICLE VI.

                     THE DEPOSITOR AND THE MASTER SERVICER

SECTION 6.01.  Respective Liabilities of the Depositor and the Master Servicer.
               ---------------------------------------------------------------

          The Depositor and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

SECTION 6.02.  Merger or Consolidation of the Depositor and the Master Servicer.
               ----------------------------------------------------------------

          The Depositor and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the State of Delaware, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Contracts and to perform its respective duties under this Agreement.

          Any person into which the Depositor or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to sell manufactured housing installment sales contracts or installment loan agreements to, and to service manufactured housing installment sales contracts or installment loan agreements on behalf of FNMA.

          Notwithstanding anything else in this Section 6.02 or in Section 6.04 hereof to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this Agreement in connection with a sale or transfer of a substantial portion of its manufactured housing installment sales contract or installment loan agreement portfolio; provided that such purchaser or transferee accepting such assignment or delegation shall be a Person qualified to service manufactured housing installment sales contracts or installment loan agreements on behalf of FNMA, is reasonably satisfactory to the Trustee and the Depositor, is willing to service the Contracts and executes and delivers to the Depositor and the Trustee an agreement, in form and substance reasonably satisfactory to the Depositor and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement and a guaranty of the performance of such Person's obligations under this Agreement, and provided further that the Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale or transfer will not be impaired as a result of such assignment, sale or transfer, as evidenced by a letter from the Rating Agency to such effect. In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the preceding sentence.

SECTION 6.03.  Limitation on Liability of the Depositor, the Master Servicer and
               -----------------------------------------------------------------
               Others.
               ------

          Neither the Depositor, the Master Servicer nor any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such person against any breach of representations or warranties made by it herein or protect the Depositor, the Master Servicer or any such person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Contract or Contracts (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to their respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that either the Depositor or the Master Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account as provided by Section 3.12 hereof.

SECTION 6.04.  Master Servicer Not to Resign.
               -----------------------------

          The Master Servicer shall not resign from the obligations and duties imposed upon it hereunder except upon determination that such obligations and duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.02 hereof.

SECTION 6.05.  Errors and Omissions Insurance; Fidelity Bonds.
               ----------------------------------------------

          The Master Servicer shall, for so long as it acts as servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (b) a fidelity bond in respect of its officer, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA for persons performing servicing for mortgage loans purchased by FNMA. In the event that any such policy or bond ceases to be in effect, the Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.


                                 ARTICLE VII.

                                    DEFAULT

SECTION 7.01.  Events of Default.
               -----------------

          "Event of Default," wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (i) any failure by the Master Servicer to remit to the Certificateholders or to the Trustee any payment (other than a payment required to be made under Article IV hereof) required to be made under the terms of this Agreement, which failure shall continue unremedied for a period of five days after the date upon which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor or to the Master Servicer and the Trustee by the Holders of Certificates not less than 25% of the Voting Rights evidenced by the Certificates; or

               (ii) any failure by the Master Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in this Agreement contained and such failure shall continue unremedied for a period of 60 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer and the Trustee by the Holders of

     Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

               (iii) if a representation or warranty set forth in Section 2.03(a) hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstances or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the date on which written notice thereof shall have been given to the Master Servicer by the Trustee or the Depositor; or

                (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                 (v) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of the property of the Master Servicer; or

                (vi) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

               (vii) any Rating Agency shall lower, or threaten to lower, the outstanding rating of the Certificates because the existing or prospective financial condition or manufactured housing installment sales contracts or installment loan agreement servicing capability of the Master Servicer is insufficient to maintain such outstanding rating.

          If an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Trustee, the Holders of Certificates evidencing not less than twenty-five percent 25% of the Voting Rights evidenced by the Certificates, or the Depositor, with the prior written approval of the Trustee, by notice in writing to the Master Servicer, may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Contracts and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer hereunder, whether with respect to the Contracts or otherwise, shall pass to and be vested in the Trustee or, if the Depositor so notifies the Trustee and the Master Servicer, to the Depositor or its designee, pursuant to and under this Section; and, without limitation, the Trustee, the Depositor and any such designee of the Depositor is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Contracts and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Master Servicer pursuant to Section 2.03 to pay damages as a result of a Default under this Article VII, to make payment under any Credit Support, or to pay amounts owed pursuant to Article VIII. The Master Servicer agrees to cooperate with the Trustee, the Depositor and any such designee of the Depositor in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or the Depositor or its designee, as the case may be, for administration by it of all cash amounts which shall at the time be credited to the Certificate Account or thereafter be received with respect to the Contracts.

SECTION 7.02.  Trustee to Act; Appointment of Successor.
               ----------------------------------------

          On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 hereof, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof (except that if the Trustee is acting as successor to the Master Servicer and is prohibited by law from obligating itself to make advances regarding delinquent Contracts, then the Trustee shall not be obligated to make advances pursuant to Section 3.01 and
Article IV hereof). As compensation therefor, the Trustee shall be entitled to all funds relating to the Contracts that the Master Servicer would have been entitled to charge to the Certificate Account if the Master Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Trustee has become the successor to the Master Servicer in accordance with Section 7.01 hereof, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act (exclusive of the obligations with respect to advances set forth in Article IV hereof), appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance servicing institution having a net worth of not less than that required by the Rating Agency as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Contracts as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          Any successor to the Master Servicer as servicer shall during the term of its service as servicer maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to Section 6.05.

SECTION 7.03.  Notification to Certificateholders.
               ----------------------------------

          (a) Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

          (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.


                                 ARTICLE VIII.

                            CONCERNING THE TRUSTEE

SECTION 8.01.  Duties of Trustee.
               -----------------

          The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

          The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

          No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                (i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be personally liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders holding Certificates aggregating not less than 25% of the interest in the Trust Fund evidenced by each Class of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

SECTION 8.02.  Certain Matters Affecting the Trustee.
               -------------------------------------

          Except as otherwise provided in Section 8.01:

              (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

             (ii) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (iii) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

             (iv) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates aggregating not less than 25% of the interest in the Trust Fund evidenced by each Class of Certificates; and

              (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

SECTION 8.03.  Trustee Not Liable for Contracts.
               --------------------------------

          The recitals contained herein shall be taken as the statements of the Depositor or the Master Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Contract or related document. The Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Contracts or deposited in or withdrawn from the Certificate Account by the Depositor or the Master Servicer.

SECTION 8.04.  Trustee May Own Certificates.
               ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

SECTION 8.05.  Master Servicer to Pay Trustee's Fees and Expenses.
               --------------------------------------------------

          The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct.

SECTION 8.06.  Eligibility Requirements for Trustee.
               ------------------------------------

          The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in
Section 8.07 hereof.

SECTION 8.07.  Resignation and Removal of the Trustee.
               --------------------------------------

          The Trustee may at any time resign and be discharged from the trusts hereby created by (1) giving written notice of resignation to the Depositor and by mailing notice of resignation by first class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register, the Certificate Registrar (if other than the Trustee) and any coregistrar, not less than 60 days before the date specified in such notice when, subject to Section 8.08, such resignation is to take effect, and (2) appointing a successor trustee in accordance with Section 8.08 and meeting the qualifications set forth in
Section 8.06.

          If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. The trustee may also be removed at any time by the Holders of Certificates evidencing not less than 50% of the Voting Rights evidenced by the Certificates.

          Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08 hereof.

SECTION 8.08.  Successor Trustee.
               -----------------

          Any successor trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

          No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 hereof.

          Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the (Master Servicer).

SECTION 8.09.  Merger or Consolidation of Trustee.
               ----------------------------------

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section
8.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8.10.  Appointment of Authenticating Agent.
               -----------------------------------

          At any time when any of the Certificates remain outstanding, the Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Certificates, and Certificates so authenticated shall be entitled to the benefits of this Agreement and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Agreement to the authentication and delivery of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Depositor and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $15,000,000, authorized under such laws to do trust business and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 8.10, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.10, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 8.10.

          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 8.10, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Depositor. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Depositor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.10, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Depositor and shall mail written notice of such appointment by first-class mail postage prepaid to all Certificateholders as their names and addresses appear in the Certificate Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.10.

          Any reasonable compensation paid to an Authenticating Agent for its services under this Section 8.10 shall be a reimbursable expense pursuant to
Section 8.05 if paid by the Trustee.

          If an appointment is made pursuant to this Section 8.10, the Certificates may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

          "This is one of the Certificates referred to in the within-mentioned Agreement.


                                             ___________________________________
                                             As Trustee


                                       By:   ___________________________________
                                             Authenticating Agent


                                       By:   ___________________________________
                                             Authorized Officer


SECTION 8.11.  Appointment of Co-Trustee or Separate Trustee.
               ---------------------------------------------

          Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Contract may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.11, such powers, duties, obligations, rights and trusts as the Master servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

          Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

               (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

              (iii) The Master Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

          Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

          Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 8.12.  Tax Returns.
               -----------

          The Trustee, upon request, will furnish the Master Servicer with all such information as may be reasonably required in connection with the preparation by the Master Servicer of all tax returns of the Trust Fund, and the Trustee shall, upon request, execute such returns.

SECTION 8.13.  Appointment of Custodians.
               -------------------------

          The Trustee may, with the consent of the Depositor and the Master Servicer, appoint one or more custodians to hold all or a portion of the Contract Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Contract File. Each Custodial Agreement may be amended only as provided in Section 10.01 or as provided in the Reference Agreement.

                                  ARTICLE IX.

                                  TERMINATION

SECTION 9.01.  Termination upon Repurchase of Contracts.
               ----------------------------------------

          The obligations and responsibilities of the Depositor and the Trustee created hereby and the Trust fund created hereby shall terminate upon the earlier of (a) the repurchase by the Depositor (or by such other party specified in the related Reference Agreement) of all Contracts and all property acquired in respect of any Contract remaining in the Trust Fund at a price equal to the price specified in the Reference Agreement, and unreimbursed Monthly Advances or
(b) the later of (i) the maturity or other liquidation (or any advance with respect thereto) of the last Contract remaining in the Trust Fund and the disposition of all property acquired upon Repossession and (ii) the distribution to Certificateholders of all amounts in the Certificate Account required to be distributed to them pursuant to this Agreement; provided, however, that in no
                                                --------  -------
event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Mr. Joseph P. Kennedy, former Ambassador of the United States to Great Britain, living on the date of execution of this Agreement. The right of the Depositor to repurchase all Contracts pursuant to clause (a) above shall be conditioned upon the unpaid Principal Balances of such Contracts, at the time of any such repurchase, aggregating less than an amount equal to the percentage of the aggregate unpaid Principal Balance of the Contracts constituting the Trust Fund on the Cut-off Date set forth in the Reference Agreement.

SECTION 9.02.  Final Distribution on the Certificates.
               --------------------------------------

          Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer by letter to Certificateholders mailed not earlier than the date specified in the Reference Agreement. Any such notice shall specify (a) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution and (c) if applicable, that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. If applicable, the Master Servicer will give such notice to the Certificate Registrar and the Custodian at the time such notice is given to Certificateholders. In the event such notice is given, the Master Servicer shall deposit in the Certificate Account on the applicable Distribution Date an amount equal to the final distribution in respect of the Certificates. Upon certification to the Trustee by a Servicing Officer following such final deposit, the Trustee shall promptly release or shall cause the applicable Custodian to release to the Master Servicer in accordance with the reason for the final distribution, the Contract Files for the Contracts.

          In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Master Servicer shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the Certificates shall not have been surrendered for cancellation, the Master Servicer may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject hereto.


                                  ARTICLE X.

                           MISCELLANEOUS PROVISIONS

SECTION 10.01. Amendment.
               ---------

          This Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein, to amend any provision hereof to the extent necessary or desirable to maintain the rating or ratings assigned to each Class of Certificates by the Rating Agency, or to make such other provisions with respect to matters or questions arising under this Agreement as shall not be inconsistent with any other provisions herein; provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. This Agreement may also be amended with the consent of Certificateholders in the manner set forth in the Reference Agreement.

SECTION 11.02. Recordation of Agreement; Counterparts.
               --------------------------------------

          This Agreement is subject to recordation in all appropriate public offices for records in all the counties or other comparable jurisdictions in which any or all of the Manufactured Homes are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at its expense or direction by the Trustee, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

          For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 10.03. Governing Law.
               -------------

          This Agreement shall be construed in accordance with and governed by the substantive laws of the [State of __________] applicable to agreements made and to be performed in the (State of ____________) and the obligations, rights and remedies of the parties hereto and the Certificateholders shall be determined in accordance with such laws.

[SECTION 10.04. Intention of Parties.
                --------------------

          The execution and delivery of this Agreement shall constitute an acknowledgment by the Depositor and the Trustee on behalf of the Certificateholders that they intend hereby to establish (for federal income tax purposes) a trust rather than an association taxable as a corporation. The powers granted an obligations undertaken in this Agreement shall be construed so as to further such intent.]

SECTION 10.05. Notices.
               -------

          All demands and notices hereunder shall be given in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, to (a) in the case of the Depositor, Asset Backed Securities Corporation., __________________________, Attention:
____________, (b) in the case of the Master Servicer, [_____________________]
Attention: [________________] or such other address as may be hereafter furnished to the Depositor and the Trustee by the Master Servicer in writing,
(c) in the case of the Trustee, [_____________________] Attention:  ____________
[   ], or such other address as may hereafter be furnished to the Depositor and the Master Servicer in writing by the Trustee.

SECTION 10.06. Severability of Provisions.
               --------------------------

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 10.07. Assignment.
               ----------

          Notwithstanding anything to the contrary contained herein, except as provided in Section 6.02 and 6.04, this Agreement may not be assigned by the Master Servicer without the prior written consent of the Trustee and the Depositor.

SECTION 10.08. Limitation on Rights of Certificateholders.
               ------------------------------------------

          The death or incapacity of any Certificateholder shall not operate to terminate this Agreement of the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          No Certificateholder shall have any right to vote (except as provided herein or in the Reference Agreement or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholder from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein before provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 10.09. Inspection and Audit Rights.
               ---------------------------

          The Master Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor or the Trustee during the Master Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer relating to the Contracts, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating the Contracts with its officers, employees and independent public accountants (and by this provision the Master Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by the Depositor or the Trustee of any right under this Section 10.09 shall be borne by the Depositor or the Trustee, provided that if an audit is made during the existence of an Event of Default, the expense incident to such audit shall be borne by the Master Servicer.

SECTION 10.10. Certificates Nonassessable and Fully Paid.
               -----------------------------------------

          It is the intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

          IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.


                                   ASSET BACKED SECURITIES
                                   CORPORATION, as Depositor


                                   By   ______________________________
                                        Title

[Seal]

Attest:____________________
             Secretary
                                   [NAME OF MASTER SERVICER],
                                   as Master Servicer


                                   By   ______________________________
                                        Title

[Seal]

Attest:____________________
        Assistant Secretary
                                   [NAME OF TRUSTEE], as Trustee


                                   By   ______________________________
                                        Title

[Seal]

Attest:____________________
        Assistant Secretary

State of New York   )
                    )  ss.:
County of New York  )

On this ____the day of ________, 199_ before me, a notary public in and for said State, appeared _________________, known to me to be an ________________ of
Asset Backed Securities Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                   ______________________________
                                   Notary Public


[Notarial Seal]



State of New York   )
                    )  ss.:
County of New York  )

On this ____the day of ________, 199_ before me, a notary public in and for said State, appeared _________________, known to me to be an
of State [               ], the [       ] corporation that executed the within
instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                   ______________________________
                                   Notary Public


[Notarial Seal]

State of New York   )
                    )  ss.:
County of New York  )

On this ____the day of ________, 199_ before me, a notary public in and for said State, personally appeared _________________, known to me to be an of [_______________], one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                   ______________________________
                                   Notary Public

[Notarial Seal]